Exhibit 4.21

RENEW POWER PRIVATE LIMITED
as Issuer

AND

CATALYST TRUSTEESHIP LIMITED

as Trustee

TRUST DEED

i

DOCPROPERTY "Document Number" A40882354

ii

DOCPROPERTY "Document Number" A40882354

EXHIBIT A	A-1
FORM OF NOTE CERTIFICATE	A-1

iii

DOCPROPERTY "Document Number" A40882354

TRUST DEED dated as of January _____, 2022 between ReNew Power Private Limited, a company incorporated under the Companies Act, 1956 and having its registered office at 138, Ansal Chambers II, Bhikaji Cama Place, Delhi, South Delhi – 110066, India (the “Issuer”) and Catalyst Trusteeship Limited, a company incorporated under the Companies Act, 1956 and having its registered office at GDA House, First Floor, Plot No. 85 S. No. 94 & 95, Bhusari Colony (Right), Kothrud Pune MH 411038, operating through its desk office at 810, 8th Floor, Kailash Building, 26, Kasturba Gandhi Marg, New Delhi –110001, India (the “Trustee”).

The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Notes and any Additional Notes (as defined herein) issued under this Trust Deed (collectively, the “Notes”).

Article 1
DEFINITIONS

Section 1.01 Definitions.

“2022 Notes” means U.S.$300 million 6.45% Senior Secured Notes issued by the Issuer.

“2027 Notes” means U.S.$450 million 5.875% Senior Secured Notes issued by the Issuer.

“Accrual Date” means April 18 and October 18 in each year (and will not adjust for any day that is not a Business Day).

“Accrual Period” means the period from and including an Accrual Date to but excluding the immediately following Accrual Date.

“Acquired Indebtedness” means (x) Indebtedness of a Person which is engaged in a Permitted Business, which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary or (y) Indebtedness of a Restricted Subsidiary assumed or Incurred in connection with an Asset Acquisition by the Issuer or any Restricted Subsidiary whether or not Incurred in connection with, or in contemplation of, the Person merging with or into the Issuer or such Restricted Subsidiary or becoming a Restricted Subsidiary; provided that any such Indebtedness under (y) (which is Incurred in order to finance the acquisition of any such Person which becomes a Restricted Subsidiary) is Incurred no earlier than thirty (30) days prior to the Incurrence of any such related Indebtedness under (x) which is existing at the time such Person becomes a Restricted Subsidiary;

“Adjusted Consolidated Net Income” means, with respect to any Person for any period, Consolidated Net Income:

(1) plus, to the extent such amount was deducted in calculating such net income, depreciation expense, amortization expense and all other non-cash items (including impairment charges and write-offs) (other than non-cash items in a period which reflect cash expenses to be paid in another period);

(2) less all non-cash items increasing Consolidated Net Income (other than the accrual of revenues in the ordinary course of business); and

(3) less the difference between (x) changes in trade receivables and (y) changes in trade payables, where “change” is, in each case, calculated based on (i) the value of such trade receivables and trade payables, as the case may be, as of the date of the most recent consolidated quarterly balance sheet of the Issuer (the “Latest Balance Sheet Date”) minus (ii) the value of such trade receivables and trade payables, as the case may be, as of the date of the consolidated quarterly balance sheet of the Issuer immediately prior to the commencement of the period for which Adjusted Consolidated Net Income is being computed.

“Additional Notes” means additional Notes issued under this Trust Deed.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate INVIT Offering Debt” means Indebtedness incurred by the Issuer from an Affiliate of the Issuer whereby such Affiliate funded the investment into the Issuer by way of an offering of units of an infrastructure investment trust, whether through a private placement or a public offering, with such Affiliate (including its assets) or the assets of such Affiliate forming all or a part of the assets of such infrastructure investment trust.

“Anti-Layering Indebtedness” means Indebtedness Incurred by the Issuer or any Restricted Subsidiary which Indebtedness is not secured and the instrument which constitutes such Indebtedness does not provide for security to be created.

“Applicable Law” means law or regulation including, but not limited to: (a) any domestic or foreign statue or regulation; (b) any rule or practice of any Authority with which the Issuer is bound or accustomed to comply; and (c) any agreement entered into by the Issuer and any Authority or between any two or more Authorities.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (x) the redemption price of such Note on July 18, 2025 (such redemption price being described in the table set forth in Section 3.07(c)), plus (y) all required remaining scheduled interest payments due on such Note through July 18, 2025 (but excluding accrued and unpaid interest to such redemption date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such redemption date.

“Asset Acquisition” means (i) an Investment by the Issuer or any of the Restricted Subsidiaries in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged into or consolidated with the Issuer or any of the Restricted Subsidiaries, or (ii) an acquisition by the Issuer or any of the Restricted Subsidiaries of the property and assets of any Person (other than the Issuer or Restricted Subsidiary) that constitute substantially all of a division or line of business of such Person.

“Asset Sale” means the sale, lease, conveyance or other disposition of any assets or rights (including by way of merger, consolidation or Sale and Leaseback Transaction and including any sale or issuance of the Capital Stock of any of the Restricted Subsidiaries) in one transaction or a series of related transactions by the Issuer or any of the Restricted Subsidiaries to any Person; provided that “Asset Sale” shall not include:

(1) the sale, lease, transfer or other disposition of inventory, products, services, accounts receivable or other current assets in the ordinary course of business;

(2) Restricted Payments permitted to be made under Section 4.07 or any Permitted Investment;

(3) sales, transfers or other dispositions of assets with a Fair Market Value not in excess of 2.0% of Total Assets (or the Dollar Equivalent thereof);

(4) any sale or other disposition of damaged, worn-out or obsolete or permanently retired assets (including the abandonment or other disposition of property that is no longer economically practicable to maintain or useful in the conduct of the business of the Restricted Group);

(5) any sale, transfer or other disposition deemed to occur in connection with creating or granting any Lien not prohibited by this Trust Deed;

(6) a transaction covered by Section 5.01;

(7) any sale, transfer or other disposition of any assets by the Issuer or any of the Restricted Subsidiaries (including the sale or issuance by the Issuer or any of the Restricted Subsidiaries of any Capital Stock of any Restricted Subsidiary), to the Issuer or any of the Restricted Subsidiaries;

(8) any sale, transfer or other disposition of any national, state or foreign production tax credit, tax grant, renewable energy credit, carbon emission reductions, certified emission reductions or similar credits based on the generation of electricity from renewable resources or investment in renewable generation and related equipment and related costs, or the sale or issuance of Capital Stock entitling the holder thereof to benefit from any such items;

(9) any sale, transfer or other disposition of licenses and sublicenses of software or intellectual property in the ordinary course of business;

(10) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(11) the sale or other disposition of cash or Temporary Cash Equivalents;

(12) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(13) transfers resulting from any casualty or condemnation of property;

(14) dispositions of investments in joint ventures to the extent required by or made pursuant to buy/sell arrangements between the joint parties;

(15) the unwinding of any Hedging Obligation;

(16) the sale, transfer or other disposition of Capital Stock of a Restricted Subsidiary to an offtaker or an Affiliate of an offtaker of a project owned and operated by the Issuer or a Restricted Subsidiary;

(17) the sale, transfer or other disposition of contract rights, development rights or resource data obtained in connection with the initial development of a project prior to the commencement of commercial operations of such project; and

(18) any Permitted Capital Stock Asset Sale; provided that, if pro forma for the consummation of any such Permitted Capital Stock Asset Sale, the Restricted Group would not have at least 5.0 GWs of Operating Project Assets remaining, then such Permitted Capital Stock Asset Sale shall not be excluded from the definition of “Asset Sale” pursuant to this clause (18).

“Attributable Indebtedness” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Authority” means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction, domestic or foreign.

“Authorized Officer” means a Person duly authorised by relevant corporate law.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function,

including, in each case, any committee thereof duly authorized to act on its behalf.

“Board Resolution” means any resolution of the Board of Directors taking an action which it is authorized to take and adopted at a meeting duly called and held at which a quorum of disinterested members (if so required) was present and acting throughout or adopted by written resolution executed by the applicable members of the Board of Directors or any circular resolution passed in accordance with the relevant Companies Law of India.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in each of Delhi, New York, Mauritius, Hong Kong, London, Mumbai and Singapore.

“Calculation Date” means each March 31 and September 30 occurring on or after March 31, 2022.

“Calculation Period” means:

(1) for the Calculation Date falling on March 31, 2022, the period commencing from April 1, 2021 and ending on that Calculation Date; and

(2) in respect of each subsequent Calculation Date, the 12-month period ending on such Calculation Date.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with IFRS, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Flow Available for Debt Service” means, in respect of any period (without any double counting):

(1) Standalone EBITDA for such period, plus

(2) the amount of proceeds received by the Issuer during such period from the contribution of equity (other than Disqualified Stock), Capital Stock (other than Disqualified Stock), CCDs, Restricted Subsidiary Shareholder Debt and/or Subordinated Funding Debt (which will be counted in Cash Flow Available for Debt Service for the relevant Calculation Period but not for any subsequent period, without double counting, and solely for that specified period), plus

(3) the amount of proceeds received by the Issuer during such period from the sale of assets (to the extent that such proceeds are not otherwise used, or otherwise earmarked to be used, to acquire Replacement Assets), plus

(4) any other cash flows received by the Issuer during such period from Restricted Subsidiaries, minus

(5) interest paid by the Issuer on Qualified Issuer Secured Debt (excluding voluntary payments) during such period, minus

(6) any principal repayment by the Issuer on any Qualified Issuer Secured Debt (excluding voluntary payments) during such period (to the extent not refinanced or earmarked for refinancing).

“CCD Indebtedness Election” means, with respect to any CCDs, the irrevocable election by the Issuer (which election shall be evidenced by way of a notice to be delivered by the Issuer to the Trustee) to treat one or more series of CCDs as an incurrence of Indebtedness at the time of such election (in an amount equal to the outstanding amount of such series of CCDs at the time of such election) and to treat such series of CCDs as “Indebtedness” for all purposes under this Trust Deed from the time of such election, including, but not limited to, for purposes of complying with Section 4.07 upon repayment of any such CCDs (including accrued interest thereon).

“CCDs” means debentures which are compulsorily convertible into Common Stock and, if incurred by the Issuer, are subordinated in right of payment to the Notes.

“Commodity Hedging Agreement” means any spot, forward, commodity swap, commodity cap, commodity floor or option commodity price protection agreements or other similar agreement or arrangement.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or ordinary shares, whether or not outstanding on the Original Issue Date, and includes all series and classes of such common stock or ordinary shares.

“Consolidated EBITDA” means, with respect to any Person for any period, Consolidated Net Income of such Person for such period plus, to the extent such amount was deducted in calculating such Consolidated Net Income:

(a) any expenses in relation to Hedging Obligations;

(b) Consolidated Interest Expense and finance costs;

(c) income taxes (other than income taxes attributable to extraordinary gains (or losses) or sales of assets outside the ordinary course of business);

(d) depreciation expense, amortization expense and all other non-cash items (including impairment charges and write-offs) reducing Consolidated Net Income (other than non-cash items in a period which reflect cash expenses to be paid in another period), less all non-cash items increasing Consolidated Net Income (other than the accrual of revenues in the ordinary course of business);

(e) any losses arising from the acquisition of any securities or extinguishment, repurchase, cancellation or assignment of Indebtedness, less any gains arising from the same; and

(f) any unrealized losses in respect of Hedging Obligations or other derivative instruments or forward contracts or any ineffectiveness recognized in earnings related to a qualifying hedge transaction or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations, less any unrealized gains in respect of the same, all as determined on a consolidated basis in conformity with IFRS.

“Consolidated Indebtedness” means, as of any date of determination, the aggregate amount (without duplication) of (a) Indebtedness of the Issuer on such date on a consolidated basis, plus (b) an amount equal to the greater of the liquidation preference or the maximum fixed redemption or repurchase price of all Disqualified Stock of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with IFRS.

“Consolidated Interest Expense” means, with respect to any Person for any period, the amount that would be included in gross interest expense on a consolidated income statement prepared in accordance with IFRS for such period of such Person and its Restricted Subsidiaries, plus, to the extent not included in such gross interest expense, and to the extent accrued or payable during such period by such Person and its Restricted Subsidiaries, without duplication, (1) interest expense attributable to Capitalized Lease Obligations, (2) amortization of debt issuance costs, payments/amortizations of redemption premia and original issue discount expense and non-cash interest payments in respect of any Indebtedness, (3) the interest portion of any deferred payment obligation, (4) all commissions, discounts and other fees and charges with respect to letters of credit or similar instruments issued for financing purposes or in respect of any Indebtedness, (5) the net costs associated with Hedging Obligations with respect to Indebtedness (including the amortization of fees), (6) interest accruing on Indebtedness of any other Person that is Guaranteed by, or secured by a Lien on any asset of, such Person and its Restricted Subsidiaries, and (7) any capitalized interest (other than in respect of Subordinated Funding Debt and Restricted Subsidiary Funding Debt, as the case may be).

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of (i) the net income (or loss) of such Person for such period (prior to any adjustments made to account for minority interests in Restricted Subsidiaries of such Person), plus (ii) any interest income of such Person for such period, plus (iii) to the extent that a CCD Indebtedness Election has not been made in relation to a particular series of CCDs, any interest expense on such series of CCDs for such period, plus (iv) to the extent that a Preferred Stock Indebtedness Election has not been made in relation to a particular series of Preferred Stock, any interest expense on such series of Preferred Stock for such period, plus (v) any interest expense on any Subordinated Funding Debt or Restricted Subsidiary Shareholder Debt for such period, in each case on a consolidated basis as determined in accordance with IFRS; provided that:

(1) the net income (or loss) of any other Person that is not a Restricted Subsidiary of the relevant Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the relevant Person or any of its Restricted Subsidiaries;

(2) the cumulative effect of a change in accounting principles will be excluded; and

(3) any translation gains or losses due solely to fluctuations in currency values and related tax effects will be excluded.

“Consolidated Net Leverage Ratio” means, with respect to the Restricted Group as of any date of determination, the ratio of:

(1) Consolidated Indebtedness of the Restricted Group on such date (net of cash and Temporary Cash Equivalents), to;

(2) the sum, without duplication, of:

(a) Consolidated EBITDA of the Restricted Group for the then most recently concluded period of four quarterly fiscal periods for which financial statements (which may be internal management accounts (which, for the avoidance of doubt, are not required to be prepared in accordance with IFRS)) are available (the “Reference Period”), and

(b) projected EBITDA (calculated in good faith by the Issuer on the basis of a capacity utilisation factor of (x) P-90 in relation to wind projects, (y) P-75 in relation to solar projects and (z) as per the Issuer’s best judgment in relation to any other projects) over the twelve (12) month period starting on such date of determination of:

i. any Non-Operating Assets,

ii. any other assets / projects acquired by the Issuer or any of the Restricted Subsidiaries during the trailing 12-month period, and

iii. any Under Acquisition Projects;

provided, however, that in making the foregoing calculation:

(a) acquisitions of any Person, business or group of assets that constitutes an operating unit or division of a business that have been made by the Restricted Group, including through mergers, consolidations, amalgamations or otherwise, or by any acquired Person, and including any related financing transactions and including increases in ownership of, or designations of, Restricted Subsidiaries (including Persons who become Restricted Subsidiaries as a result of such increase), during the Reference Period or subsequent to such Reference Period and on or prior to the date on which the event for which the calculation of the Consolidated Net Leverage Ratio is made (the “Determination Date”) (including transactions giving rise to the need to calculate such Consolidated Net Leverage Ratio) will be given pro forma effect as if they had occurred on the first day of the Reference Period;

(b) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of on or prior to the Determination Date (including transactions giving rise to the need to calculate such Consolidated Net Leverage Ratio), will, in each case, be excluded;

(c) any Person that is a Restricted Subsidiary on the Determination Date will be deemed to have been a Restricted Subsidiary at all times during such Reference Period; and

(d) any Person that is not a Restricted Subsidiary on the Determination Date will be deemed not to have been a Restricted Subsidiary at any time during such Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an Asset Sale, Investment or acquisition, the amount of income or earnings relating thereto or the amount of Consolidated EBITDA associated therewith, the pro forma calculation shall be based on the Reference Period immediately preceding the calculation date. In determining the amount of Indebtedness outstanding on any date of determination, pro forma effect will be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary on such date.

“Consolidated Net Worth” means, as of any date of determination, the sum of:

(1) the total equity of the Restricted Group as of such date; plus

(2) the total amount of outstanding CCDs of the Issuer and Subordinated Funding Debt; plus

(3) the respective amounts reported on the Restricted Group’s consolidated balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment.

“Currency Hedging Agreement” means any currency swap agreement, currency cap agreement, currency floor agreement, currency futures agreement, currency option agreement or any other similar agreement or arrangement.

“Day Count Fraction” means, in respect of the calculation of an amount of interest on any Note for any period of time (whether or not constituting an Accrual Period, the “Calculation Period”), the number of days in the Calculation Period divided by 360 calculated as follows:

Day Count Fraction = [360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1) / 360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

“Debt Service” means, for any period, the sum of all principal and interest payments (other than voluntary or optional prepayments) in respect of Indebtedness of the Issuer (other than (i) to the extent refinanced (or earmarked for refinancing) and (ii) Qualified Issuer Secured Debt), settlement payments (net of receipts on account of settlement under interest rate and currency hedging agreements), and fees, expenses and other charges (excluding those which are one-time in nature) due in respect of all such Indebtedness (other than amortized expenses relating to the offering of the Notes or the Incurrence of other Indebtedness), calculated without duplication for Guarantees with respect to Indebtedness already included in such calculation, minus any Opening Cash Balance. For the avoidance of doubt, settlement payments made net of settlement payments received under Hedging Obligations for such period shall be included under Debt Service for Hedging Obligations entered into for the purpose of protecting the Issuer from fluctuations in interest rates or currencies.

“Debt Service Coverage Ratio” means, in relation to a Calculation Period ending on the relevant Calculation Date, the ratio of (x) Cash Flow Available for Debt Service for such period to (y) Debt Service for such period.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, in each case to the extent such event occurs:

(1) matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock; or

(3) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable, or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock, and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is not prohibited by Section 4.07.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the noon buying rate for U.S. dollars in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York on the date of determination.

“EBITDA” means earnings before interest, tax, depreciation and amortization, including such adjustments as appropriate and consistent with the adjustments set forth in the definition of “Consolidated EBITDA”.

“ECB Regulations” means the Master Direction – External Commercial Borrowings, Trade Credits and Structured Obligations dated March 26, 2019, Master Direction on Reporting under Foreign Exchange Management Act, 1999 dated January 1, 2016, Foreign Exchange Management Act, 1999 and the rules and regulations made thereunder, Foreign Exchange Management (Borrowing and Lending) Regulations, 2018

and the circulars issued thereunder, and any other applicable laws in relation to external commercial borrowings, each as amended, updated or replaced from time to time.

“Equity Interests” means (i) Capital Stock (other than Disqualified Stock) and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock (other than Disqualified Stock)), (ii) Redeemable Preference Shares, (iii) Subordinated Funding Debt, (iv) Restricted Subsidiary Shareholder Debt, (v) CCDs and (vi) Affiliate INVIT Offering Debt.

“Equity Offering” means a public or private sale of either (1) Equity Interests of the Issuer or any Restricted Subsidiary by the Issuer or any Restricted Subsidiary (other than to the Issuer or a Subsidiary of the Issuer) or (2) Equity Interests of a direct or indirect parent entity of the Issuer (other than to the Issuer or a Subsidiary of the Issuer) to the extent that the, and only up to the amount of such, net proceeds therefrom are contributed into the Issuer.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Notes” means the 2022 Notes and the 2027 Notes.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer or confirmed in an Officer’s Certificate, whose determination shall be conclusive if evidenced by a Board Resolution or a determination by an executive officer of the Issuer.

“Fitch” means Fitch Inc. and its successors and assigns.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“GW” means gigawatt.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person pursuant to Commodity Hedging Agreements, Currency Hedging Agreement or Interest Rate Hedging Agreements.

“Holder” means the Person in whose name a Note is registered in the Register.

“IFRS” means the International Financial Reporting Standards (or any other internationally recognized standard).

“Incur” means, with respect to any Indebtedness or Disqualified Stock, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness or Disqualified Stock; provided that (1) any Indebtedness and Disqualified Stock of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary, and (2) the accretion of original issue discount, the accrual of interest, the accrual of dividends, the payment of interest in the form of additional Indebtedness and the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) will not be considered an Incurrence of Indebtedness. The terms “Incurrence,” “Incurred” and “Incurring” have meanings correlative with the foregoing.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments;

(4) all Capitalized Lease Obligations (other than leases which, as of the Original Issue Date, were not Capitalized Lease Obligations (regardless of any subsequent amendments to such leases)) and Attributable Indebtedness;

(5) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that (x) such Indebtedness shall only be deemed to have been Incurred on the date (if at all) on which such Lien is enforced and (y) the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of deemed Incurrence and (b) the amount of such Indebtedness at such date of deemed Incurrence;

(6) all Indebtedness of other Persons Guaranteed by such Person to the extent that such Indebtedness is Guaranteed by such Person; provided that (x) such Indebtedness shall only be deemed to have been Incurred on the date (if at all) on which such Guarantee is called upon and (y) the amount of such Indebtedness will be the amount of the liability of such Person under such Guarantee upon such Guarantee being called upon;

(7) all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase or redemption price plus accrued dividends; and

(8) to the extent not otherwise included in this definition, Hedging Obligations,

if and to the extent any of the preceding items (other than items described in clauses (3), (6) and (7) above) would appear as a liability on the Person’s consolidated balance sheet (excluding the footnotes thereto) prepared in accordance with IFRS.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with IFRS;

(2) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of the interest on such Indebtedness will not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(3) the amount of Indebtedness with respect to any Hedging Obligation will be equal to the net amount payable or receivable if the Commodity Hedging Agreement, Currency Hedging Agreement or Interest Rate Hedging Agreement giving rise to such Hedging Obligation were terminated at that time due to default by such Person.

Notwithstanding the foregoing or any other provision of this Trust Deed, each of (i) Intra-Restricted Group Indebtedness, (ii) Subordinated Funding Debt, (iii) any series of CCDs with respect to which the Issuer has not made a CCD Indebtedness Election, (iv) any series of Preferred Stock with respect to which the Issuer has not made a Preferred Stock Indebtedness Election, (v) Permitted Non-Indemnified Non-Subsidiary Beneficiary Guarantees, (vi) Permitted Indemnified Non-Subsidiary Beneficiary Guarantees, (vii) Indebtedness Incurred by the Issuer or any Restricted Subsidiary with a maturity of one year or less for working capital in an aggregate principal amount at any one time outstanding (together with refinancings thereof) of all Indebtedness not to exceed U.S.$100.0 million (or the Dollar Equivalent thereof) and (viii) Restricted Subsidiary Shareholder Debt, in each case, will not constitute Indebtedness.

“Trust Deed” means this Trust Deed, as the same may be amended or supplemented from time to time.

“Interest Rate Hedging Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) to the extent that any such investment is or would be classified as an investment on a balance sheet prepared in accordance with IFRS. If the Issuer or any of the Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer or such Restricted Subsidiary, the Issuer or such Restricted Subsidiary will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s or such Restricted Subsidiary’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c). The acquisition by the Issuer or any of the Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) The amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“INVIT Offering” means an offering of the units of an infrastructure investment trust, whether through a private placement or a public offering, with the Issuer or any of the Restricted Subsidiaries (including its or their assets) or the assets of the Issuer or any of the Restricted Subsidiaries forming all or a part of the assets of such infrastructure investment trust.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Measurement Date” means September 12, 2019.

“Maturity Date” means January 18, 2032.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Nationally Recognized Statistical Rating Organization” has the meaning assigned to that term in Section 3(a)(62) of the Exchange Act.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

(1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

(2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer;

(3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

(4) appropriate amounts to be provided by the Issuer or such Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with IFRS and reflected in an Officer’s Certificate delivered to the Trustee.

“Net Priority Debt Leverage Ratio” means, with respect to the Restricted Group as of any date of determination, the ratio of:

(1) the sum, without duplication, of all outstanding (i) Indebtedness of the Restricted Subsidiaries and Qualified Issuer Secured Debt, net of consolidated cash and Temporary Cash Equivalents of the Restricted Group as of such date of determination, to:

(2) the sum, without duplication, of

(a) Consolidated EBITDA for the applicable Reference Period, and

(b) projected EBITDA (calculated in good faith by the Issuer on the basis of a capacity utilisation factor of (x) P-90 in relation to wind projects, (y) P-75 in relation to solar projects and (z) as per the Issuer’s best judgment in relation to any other projects) over the twelve (12) month period starting on the expected date of full operation in relation to the relevant asset (to the extent that a reasonable amount of capital expenditures have been incurred in relation to such asset) of:

iv. any Non-Operating Assets,

v. any projects which are under construction or under development,

vi. iii. any other assets / projects acquired by the Issuer or any of the Restricted Subsidiaries during the trailing 12-month period, and

vii. any Under Acquisition Projects;

provided, however, that for the purposes of this definition of “Net Priority Debt Leverage Ratio,” such adjustments as are appropriate and consistent with the adjustments set forth in the definition of “Consolidated Net Leverage Ratio” shall be provided for herein.

“Non-Material Restricted Subsidiary” means any Person whose revenue and EBITDA accounted for less than 10.0% of the consolidated revenue and Consolidated EBITDA, respectively, of the Issuer for the then most recently concluded period of four quarterly fiscal periods for which financial statements (which may be internal management accounts (which, for the avoidance of doubt, are not required to be prepared in accordance with IFRS)) are available.

“Non-Operating Assets” means any assets (pro forma for all anticipated additions to be made to such assets) for use in a Permitted Business and which have not been operational (post the stabilization period) for a period of at least twelve (12) months as of the end of the most recent quarterly period for which financial statements of the Issuer (which may be internal management accounts (which, for the avoidance of doubt, are not required to be prepared in accordance with IFRS)) are available.

“Non-Subsidiary Beneficiary Guarantee” means any Guarantee by the Issuer or any of the Restricted Subsidiaries of any Indebtedness of a Person (other than the Issuer or a Subsidiary of the Issuer).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the preliminary offering memorandum of the Issuer dated January 4, 2022 in connection with the offering of the Notes.

“Officer” means one of the directors or executive officers of the Issuer.

“Officer’s Certificate” means a certificate signed by one of the directors or officers or any other duly authorized person of the Issuer or, in the case of a Restricted Subsidiary, one of the directors or officers or any other duly authorized person of such Restricted Subsidiary.

“Opening Cash Balance” means the balance of cash (including what is available at call) of the Issuer at the beginning of the relevant Calculation Period, excluding any such cash which is in any way encumbered.

“Operating Project Assets” means any project assets for use in a Permitted Business and which have been operational for a period of at least twelve (12) months as of the end of the most recent quarterly period of the Issuer for which financial statements (which may be internal management accounts (which, for the avoidance of doubt, are not required to be prepared in accordance with IFRS)) are available.

“Opinion of Counsel” means a written opinion from external legal counsel selected by the Issuer.

“Original Issue Date” means the date on which the Notes are first issued under this Trust Deed.

“Overseas Parent Group” means Renew Energy Global plc and any of its Subsidiaries incorporated outside of India;

“Permitted Business” means any business, service or activity engaged in by the Issuer or any Restricted Subsidiary on the Original Issue Date and any other businesses, services or activities that are related, complementary, incidental, ancillary or similar to any of the foregoing, or any expansions, extensions or developments thereof, including the ownership, acquisition, development, financing, operation and maintenance of renewable power generation or power transmission or distribution facilities as well as any business, service or activity engaged in by the Issuer or any Restricted Subsidiary in relation to electric vehicles and the storage of electricity.

“Permitted Indemnified Non-Subsidiary Beneficiary Guarantee” means a Non-Subsidiary Beneficiary Guarantee (or any portion thereof) for which there is an enforceable “back-to-back” indemnity or guarantee by one or more of the other shareholders (or any of their affiliates) of the Person for whose Indebtedness such Non-Subsidiary Beneficiary Guarantee is provided, the terms of which will indemnify the Issuer or the relevant Restricted Subsidiary, as the case may be, which provides such Non-Subsidiary Beneficiary Guarantee, for any payment obligations arising under such Non-Subsidiary Beneficiary Guarantee (or any portion thereof); provided that, notwithstanding any other provision of this Trust Deed, if such “back-to-back” indemnity or guarantee ceases to be provided for the benefit of the Issuer or the relevant Restricted Subsidiary, as the case may be, in relation to such Non-Subsidiary Beneficiary Guarantee, then the entire amount of such Non-Subsidiary Beneficiary Guarantee shall be deemed, at the time such “back-to-back” indemnity or guarantee ceases to be in place or enforceable, to no longer constitute a Permitted Indemnified Non-Subsidiary Beneficiary Guarantee.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of the Restricted Subsidiaries that is primarily engaged in a Permitted Business;

(2) any Investment in Temporary Cash Equivalents;

(3) any Investment by the Issuer or any of the Restricted Subsidiaries in a Person which is engaged in a Permitted Business;

(4) Investments in any Person other than the Issuer or a Restricted Subsidiary, having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (4) that are at the time outstanding, not to exceed US$100.0 million (or the Dollar Equivalent thereof);

(5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(6) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock or Affiliate INVIT Offering Debt) of the Issuer;

(7) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of the Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(8) Investments represented by Hedging Obligations;

(9) loans or advances to employees made in the ordinary course of business of the Issuer or any of the Restricted Subsidiaries;

(10) repurchases of Notes;

(11) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business, or (y) made in connection with Liens permitted under Section 4.12 or not prohibited by this Trust Deed;

(12) (x) receivables, trade credits or other current assets owing to the Issuer or any of the Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including such concessionary trade terms as the Issuer or such Restricted Subsidiary considers reasonable under the circumstances, and (y) advances or extensions of credit for purchases and acquisitions of assets, supplies, materials or equipment from suppliers or vendors in the ordinary course of business;

(13) Investments existing on the Original Issue Date and any Investment that amends, extends, renews, replaces or refinances such Investment; provided, however, that such new Investment is on terms and conditions no less favorable to the Issuer or the applicable Restricted Subsidiary than the Investment being amended, extended, renewed, replaced or refinanced;

(14) any Investment in the form of equity interests, redeemable preference shares or compulsorily convertible debentures (convertible into common stock) in any Person existing at the time of a sale or issuance of Capital Stock undertaken in compliance with Section 4.20; provided that any subsequent Investment in such Person shall not be permitted under this clause (14) unless (a) such Investment is being made for the purposes of developing a Non-Operating Project Asset and (b) immediately prior to making such subsequent Investment, the Restricted Group has at least 5.0 GWs of Operating Project Assets remaining;

(15) any Investment consisting of a Minority Investment Guarantee; and

(16) Guarantees to the extent permitted under Section 4.09.

“Permitted Non-Indemnified Non-Subsidiary Beneficiary Guarantee” means a Non-Subsidiary Beneficiary Guarantee (or any portion thereof) other than a Permitted Indemnified Non-Subsidiary Beneficiary Guarantee, in an aggregate amount not to exceed, together with all other Permitted Non-Indemnified Non-Subsidiary Beneficiary Guarantees that are at the time outstanding, US$200.0 million (or the Dollar Equivalent thereof).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes that by its term is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Preferred Stock Indebtedness Election” means, with respect to any Preferred Stock, the irrevocable election by the Issuer (which election shall be evidenced by way of a notice to be delivered by the Issuer to the Trustee) to treat one or more series of Preferred Stock as an Incurrence of Indebtedness at the time of such election (in an amount equal to the outstanding amount of such series of Preferred Stock at the time of such election) and to treat such series of Preferred Stock as “Indebtedness” for all purposes under this Trust Deed from the time of such election, including, but not limited to, for purposes of complying with Section 4.07 upon redemption of any such Preferred Stock.

“Priority Debt” means any (i) Indebtedness of the Restricted Subsidiaries and (ii) Qualified Issuer Secured Debt.

“Project Assets” means both Operating Project Assets and Non-Operating Assets.

“Qualified Issuer Secured Debt” means, as of any date of determination, Indebtedness of the Issuer which is secured over any Operating Project Assets of the Issuer, the amount of which will be the lesser of (i) the amount of such Indebtedness as secured over such Operating Project Assets and (ii) the Fair Market Value of the Operating Project Assets which secure such Indebtedness.

“QIB” means a qualified institutional buyer (as defined in Rule 144A under the U.S. Securities Act of 1933).

“Qualified Relevant Debt” means any present or future Indebtedness of the Issuer in the form of, or represented by, bonds, notes, debentures, loan stock or other securities, which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange outside India or in an International Financial Services Centre, over-the-counter or other securities market outside India or in an International Financial Services Centre, have an original maturity of more than one (1) year from their date of issue and are denominated, payable or optionally payable in a currency other than Rupees or are denominated in Rupees and more than 50.0% of the aggregate principal amount of which is initially distributed outside India by or with the authority of the Issuer, which is not secured over (and for which the instrument which constitutes such Indebtedness does not provide for security to be created over) Project Assets and which, if not quoted, listed or ordinarily dealt in on any stock exchange outside India or in an International Finance Services Centre, are initially purchased or subscribed for by Person(s) which are not banks, financial institutions, development agencies, pension funds, insurance companies or any Affiliates of any of the aforementioned.

“RBI” means the Reserve Bank of India.

“Redeemable Preference Shares” means Preferred Stock which is redeemable on its maturity date.

“Restricted Group” means, collectively, the Issuer and the Restricted Subsidiaries.

“Restricted Jurisdiction” means any jurisdiction:

(i) which is not a member of the Financial Action Task Force (“FATF”) or a member of a FATF-style regional body;

(ii) whose securities market regulator is not a signatory to the International Organization of Securities Commission’s (IOSCO’s) “Multilateral Memorandum of Understanding (Appendix A Signatories)” or a signatory to a bilateral memorandum of understanding with the SEBI for information sharing arrangements; or

(iii) which is identified in the public statement of the FATF as:

(a) a jurisdiction having strategic Anti-Money Laundering or Combating the Financing of Terrorism deficiencies to which counter-measures apply; or

(b) a jurisdiction that has not made sufficient progress in addressing the deficiencies or has not committed to an action plan developed with the FATF to address the deficiencies.

“Restricted Overseas Person” means (i) a person (including an individual, partnership, unincorporated syndicate, limited liability company, unincorporated organization, trust, trustee, executor, administrator or other legal representative) in, or resident in, a Restricted Jurisdiction, and includes a branch of an entity located in a Restricted Jurisdiction; (ii) any multilateral or regional financial institution in which India is not a member country; and (iii) an individual (a) which is not a foreign equity holder (as defined in the ECB Regulations) or (b) if the Notes cease to be listed on a stock exchange (which is not in India).

“Restricted Subsidiary” means any Subsidiary of the Issuer, other than an Unrestricted Subsidiary.

“Restricted Subsidiary Permitted Restricted Payment” means the making of any Restricted Payment by a Restricted Subsidiary in an aggregate amount not to exceed the net cash proceeds received by such Restricted Subsidiary (i) from the issuance and sale of its Capital Stock (other than Disqualified Stock) (a “Permitted Capital Stock Asset Sale”) and CCDs (other than from the issuance and sale of its Capital Stock or CCDs to any other member of the Restricted Group) and (ii) from the incurrence of Restricted Subsidiary Shareholder Debt (other than from the incurrence of Restricted Subsidiary Shareholder Debt from any other member of the Restricted Group); provided, that, no other member of the Restricted Group may make any such Restricted Payment from the use of any such net cash proceeds.

“Restricted Subsidiary Shareholder Debt” means any indebtedness incurred by a Restricted Subsidiary which, by its terms or by the terms of any agreement or instrument pursuant to which such indebtedness is issued or remains outstanding, (i) does not mature or require any amortization and is not required to be repaid, redeemed, repurchased or otherwise retired, pursuant to a sinking fund obligation, event of default or otherwise (including any redemption, retirement or repurchase which is contingent upon events or circumstance), in whole or in part, prior to the earlier of (x) six (6) months after the final Stated Maturity of the Notes and (y) six (6) months after the first date on which there are no Notes outstanding, (ii) does not provide for any right to call a default prior to the earlier of (x) six (6) months after the final Stated Maturity of the Notes and (y) six (6) months after the first date on which there are no Notes outstanding, (iii) does not require any cash payment of interest (or premium, if any) prior to the earlier of (x) six (6) months after the final Stated Maturity of the Notes and (y) six (6) months after the first date on which there are no Notes outstanding, and (iv) is not secured by a Lien on any assets of the Issuer or any of the Restricted Subsidiaries; provided, however, that upon any event or circumstance that results in such indebtedness ceasing to qualify as Restricted Subsidiary Shareholder Debt, such indebtedness shall constitute an Incurrence of Indebtedness by the applicable Restricted Subsidiary.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property (whether real, personal or mixed), now owned or hereafter acquired whereby the Issuer or any of the Restricted Subsidiaries transfers such property to another Person (other than the Issuer or any of the Restricted Subsidiaries) and the Issuer or any of the Restricted Subsidiaries leases it from such Person.

“SEBI” means the Securities and Exchange Board of India.

“SEC” means the U.S. Securities and Exchange Commission.

“S&P” means S&P Global Ratings and its successors and assigns.

“Standalone EBITDA” means, with respect to the Issuer for any period, Standalone Net Income of the Issuer for such period plus, to the extent such amount was deducted in calculating such Standalone Net Income:

(1) any expenses in relation to Hedging Obligations;

(2) Standalone Interest Expense and finance costs;

(3) income taxes (other than income taxes attributable to extraordinary gains (or losses) or sales of assets outside the ordinary course of business);

(4) depreciation expense, amortization expense and all other non-cash items (including impairment charges and write-offs) reducing Standalone Net Income (other than non-cash items in a period which reflect cash expenses to be paid in another period), less all non-cash items increasing Standalone Net Income (other than the accrual of revenues in the ordinary course of business);

(5) any losses arising from the acquisition of any securities or extinguishment, repurchase, cancelation or assignment of Indebtedness, less any gains arising from the same; and

(6) any unrealized losses in respect of Hedging Obligations or other derivative instruments or forward contracts or any ineffectiveness recognized in earnings related to a qualifying hedge transaction or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations, less any unrealized gains in respect of the same;

all as determined on a standalone basis in conformity with IFRS.

“Standalone Interest Expense” means, with respect to the Issuer for any period, the amount that would be included in gross interest expense on a standalone income statement prepared in accordance with IFRS for such period, plus, to the extent not included in such gross interest expense, and to the extent accrued or payable during such period by the Issuer, without duplication, (1) interest expense attributable to Capitalized Lease Obligations, (2) amortization of debt issuance costs, payments/amortizations of redemption premia and original issue discount expense and non-cash interest payments in respect of any Indebtedness, (3) the interest portion of any deferred payment obligation, (4) all commissions, discounts and other fees and charges with respect to letters of credit or similar instruments issued for financing purposes or in respect of any Indebtedness, (5) the net costs associated with Hedging Obligations with respect to Indebtedness (including the amortization of fees), (6) interest accruing on Indebtedness of any other Person that is Guaranteed by, or secured by a Lien on any asset of, the Issuer, and (7) any capitalized interest (other than in respect of Subordinated Funding Debt and Restricted Subsidiary Shareholder Debt, as the case may be).

“Standalone Net Income” means, with respect to the Issuer for any period, the aggregate of (i) the net income (or loss) of the Issuer for such period (prior to any adjustments made to account for minority interests in Restricted Subsidiaries), plus (ii) any interest income of the Issuer for such period, plus (iii) to the extent that a CCD Indebtedness Election has not been made in relation to a particular series of CCDs, any interest expense on such series of CCDs for such period, plus (iv) to the extent that a Preferred Stock Indebtedness Election has not been made in relation to a particular series of Preferred Stock, any interest expense on such series of Preferred Stock for such period, and (v) any interest expense on any Subordinated Funding Debt, in each case on a standalone basis as determined in accordance with IFRS; provided that:

(1) the net income (or loss) of any other Person that is not a Restricted Subsidiary of the Issuer or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the Issuer;

(2) the cumulative effect of a change in accounting principles will be excluded; and

(3) any translation gains or losses due solely to fluctuations in currency values and related tax effects will be excluded.

“Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date such Indebtedness was Incurred, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Funding Debt” means any indebtedness incurred by the Issuer and that is subordinated in right of payment to the Notes and which, by its terms or by the terms of any agreement or instrument pursuant to which such indebtedness is issued or remains outstanding, (i) does not mature or require any amortization and is not required to be repaid, redeemed, repurchased or otherwise retired, pursuant to a sinking fund obligation, event of default or otherwise (including any redemption, retirement or repurchase which is contingent upon events or circumstance), in whole or in part, prior to the earlier of (x) six (6) months after the final Stated Maturity of the Notes and (y) six (6) months after the first date on which there are no Notes outstanding, (ii) does not provide for any right to call a default prior to the earlier of (x) six (6) months after the final Stated Maturity of the Notes and (y) six (6) months after the first date on which there are no Notes outstanding, (iii) does not require any cash payment of interest (or premium, if any) prior to the earlier of (x) six (6) months after the final Stated Maturity of the Notes and (y) six (6) months after the first date on which there are no Notes outstanding, and (iv) is not secured by a Lien on any assets of the Issuer; provided, however, that upon any event or circumstance that results in such indebtedness ceasing to qualify as Subordinated Funding Debt, such indebtedness shall constitute an Incurrence of Indebtedness by the Issuer. Notwithstanding the foregoing, the foregoing limitations shall not be violated by provisions that permit payments of principal, premium or interest on such indebtedness if the Issuer would be permitted to make such payment under Section 4.07.

“Subordinated Indebtedness” means any Indebtedness of the Issuer that is contractually subordinated or junior in right of payment to the Notes pursuant to a written agreement to such effect.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Temporary Cash Equivalents” means any of the following:

(1) United States dollars, Indian Rupees, Euros or, in the case of the Issuer or any of the Restricted Subsidiaries, local currencies held by the Issuer or such Restricted Subsidiary from time to time in the ordinary course of their Permitted Business;

(2) direct obligations of the United States of America, Canada, a member of the European Union or India or, in each case, any agency of either of the foregoing or obligations fully and unconditionally Guaranteed by any of the foregoing or any agency of any of the foregoing, in each case maturing within one (1) year;

(3) demand or time deposit accounts, certificates of deposit and money market deposits maturing within three hundred and sixty-five (365) days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, the United Kingdom or India and which bank or trust company (x) has capital, surplus and undivided profits aggregating in excess of US$100.0 million (or the Dollar Equivalent thereof) and (y)(A) has outstanding debt which is rated “A” or such similar equivalent rating) or higher by at least one Nationally Recognized Statistical Rating Organization or (B) is organized under the laws of India and has a long term foreign issuer credit rating or senior unsecured debt rating equal to or higher than India’s sovereign credit rating by at least one Nationally Recognized Statistical Rating Organization, or (C) is a bank owned or controlled by the government of India and organized under the laws of India;

(4) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (2) entered into with a bank or trust company meeting the qualifications described in clause (3) above;

(5) commercial paper, maturing not more than six (6) months after the date of acquisition thereof, issued by a corporation organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P or Fitch;

(6) securities with maturities of six (6) months or less from the date of acquisition thereof, issued or fully and unconditionally Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P, Moody’s or Fitch;

(7) any money market fund that has at least 95.0% of its assets continuously invested in investments of the types described in clauses (1) to (5) above;

(8) any corporate debt securities which, at the date of acquisition, are rated “AAA” (or such similar equivalent rating) or higher by at least one Indian rating organization and having maturities of not more than one (1) year from the date of acquisition;

(9) any mutual fund investments;

(10) any advances given to vendors that are recoverable in other forms of Temporary Cash Equivalents; and

(11) demand or time deposit accounts, certificates of deposit and money market deposits with (i) State Bank of India, State Bank of Bikaner & Jaipur, State Bank of Hyderabad, State Bank of Indore, State Bank of Mysore, State Bank of Patiala, State Bank of Saurashtra, State Bank of Travancore, Allahabad Bank, Andhra Bank, Bank of Baroda, Bank of India, Bank of Maharashtra, Canara Bank, Central Bank of India, Corporation Bank, Dena Bank, Indian Bank, Indian Overseas Bank, Oriental Bank of Commerce, Punjab National Bank, Punjab and Sind Bank, Syndicate Bank, UCO Bank, Union Bank of India, United Bank of India, Vijaya Bank, Industrial Development Bank of India Ltd., HDFC Bank Ltd., ICICI Bank Ltd., ING Vysya Bank Ltd., Karur Vysya Bank Ltd., Kotak Mahindra Bank Ltd., Axis Bank Ltd., Saraswat, Indus or YES Bank Ltd. and (ii) any other bank or trust company organized under the laws of the India whose long-term debt is rated by Moody’s, S&P, Fitch, CRISIL, CARE, ICRA or India Ratings as high or higher than any of those banks listed in clause (i) of this clause (9).

“Total Assets” means, as of any date, the total assets of the Issuer on a consolidated basis calculated in accordance with IFRS as of the last day of the most recent annual or semi-annual fiscal period for which financial statements are available, calculated after giving pro forma effect to any acquisition or disposition of property, plant or equipment or the acquisition of any Person that becomes a Restricted Subsidiary subsequent to such date and after giving pro forma effect to the application of the proceeds of any Indebtedness, including the proposed Incurrence of which has given rise to the need to make such calculation of Total Assets.

“Trustee Appointment Agreement” means the agreement executed on or about the date hereof amongst the Issuer and the Trustee, wherein the Issuer has appointed the Trustee to act as the trustee for the benefit of the Holders in relation to the Notes.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such Notes are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 18, 2025; provided, however, that if the period from the redemption date to July 18, 2025, is less than one (1) year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one (1) year will be used. Any such Treasury Rate shall be obtained by the Issuer.

“Under Acquisition Projects” are operational assets/projects for which the Issuer has entered into certain arrangements to acquire (whether directly or indirectly) the whole interest.

“Unrestricted Subsidiary” means a Subsidiary of the Issuer that is not a Restricted Subsidiary.

“Wholly Owned Restricted Subsidiary” means any of the Restricted Subsidiaries, all of the outstanding Capital Stock of which (other than (a) any director’s qualifying shares or Investments by foreign nationals mandated by applicable law or (b) Investments by an offtaker or an Affiliate of an offtaker of a project owned and operated by such Restricted Subsidiary) is owned or controlled by either (x) the Issuer, or (y) one or more Wholly Owned Restricted Subsidiaries of the Issuer.

Section 1.02 Other Definitions Term	Defined in Section
“5.0 GWs Condition”	4.10
“Additional Amounts”	2.12
“Affiliate Transaction”	4.11
“Asset Sales Conditions”	4.10
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Repurchase Offer”	4.10
“FATCA”	2.12
“FATCA Information”	2.12
“Initial Contribution”	2.02
“Initial RP Built Up Capacity”	4.07
“Intra-Restricted Group Indebtedness”	4.09
“Legal Defeasance”	8.02
“Minority Investment Guarantee”	4.20
“Offer Amount”	3.11
“Offer Period”	3.11
“Offer Redemption Date”	3.11
“Note Certificates”	2.04
“Permitted Indebtedness”	4.09
“Permitted Refinancing Indebtedness”	4.09
“Register”	2.03 0
“Relevant Jurisdictions”	2.12
“Replacement Assets”	4.10
“Restricted Payments”	4.07
“Trustee”	8.05
“Trustee Parties”	7.01
“US$1.00 Ratio Debt Condition”	4.10

Section 1.03 Rules of Construction.

Unless the context otherwise requires or except as otherwise expressly provided:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(3) “herein”, “hereof” and other words of similar import refer to in this Trust Deed as a whole and not to any particular Section, Article and other subdivision;

(4) “or” is not exclusive;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions;

(8) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Trust Deed unless otherwise indicated; and

(9) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations as amended from time to time (or to successor statutes and regulations).

Article 2
THE NOTES

Section 2.01 Form.

(a) Note Certificates. The Notes will be represented by the Note Certificates. Note Certificates issued upon transfer of a Note, or in exchange for a Note, shall be issued in accordance with this Trust Deed.

(b) Forms. The certificates representing the Notes (“Note Certificates”) shall be issuable substantially in the form set forth as Exhibit A. The Notes shall be issued only in denominations of US$200,000 in principal amount and integral multiples of US$1,000 in excess thereof.

(c) Further Issues. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue Additional Notes having the same terms and conditions as the Notes in all respects (except for the issue date, the issue price and the first payment of interest on them) so that such Additional Notes may be consolidated and form a single class with the previously outstanding Notes and vote together as one class on all matters with respect to the Notes; provided that the issuance of any such Additional Notes shall then be permitted under Article 4 and the other provisions of this Trust Deed. In addition, the issuance of any Additional Notes by the Issuer will be subject to the following conditions:

(1) the Issuer shall have delivered to the Trustee an Officer’s Certificate, in form and substance satisfactory to the Trustee, confirming that the issuance of the Additional Notes complies with this Trust Deed and is permitted by this Trust Deed; and

(2) the Issuer shall have delivered to the Trustee one or more Opinions of Counsel confirming, among other things, that the issuance of the Additional Notes does not conflict with applicable law.

Section 2.02 Settlement of Trust.

(a) The Issuer hereby settles upon trust the sum of INR 1,000 (the “Initial Contribution”) and the Trustee hereby confirms receipt of and accepts the Initial Contribution.

(b) The Trustee hereby declares that it shall hold:

(1) the Initial Contribution;

(2) the benefit of all representations, covenants, undertakings made by, and all other terms agreed by, the Issuer under this Trust Deed, the Trustee Appointment Agreement and the Notes; and

(3) all monies received by it under this Trust Deed and the Notes, including as a result of the exercise of rights and remedies thereunder (save for any sums received solely for its own account),

in trust for the Holders for the due payment and discharge of the outstanding debt under the Notes.

(c) Non Revocable Trust. The Trustee declares that it shall not revoke the trusts hereby declared till the whole of the outstanding debt in respect of the Notes is irrevocably discharged and paid in full by the Issuer.

Section 2.03 Register of Notes.

The Issuer shall keep a register (the “Register”) of the Holders and of the transfer and exchange of Notes. Any notice to be given under this Trust Deed or under the Notes by the Trustee or the Issuer to the Holders shall be mailed by first-class mail to each Holder at their address as it appears at the time of such mailing in the Register.

Section 2.04 Holders to be Treated as Owners.

The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Holder of a Note as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal, premium or interest on such Note and for all other purposes; and neither the Issuer, nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any Note.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Issuer of the names and addresses of the Holders. The Issuer shall furnish to the

Trustee at least seven (7) Business Days before each Interest Payment Date, and at such other times as they may request in writing, a list in such form and as of such date as they may reasonably require.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Notes

Upon request by a Holder of Notes and such Holder’s compliance with the provisions of this Section 2.06(a), the Issuer will register the transfer or exchange of Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Issuer the Note Certificates duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to the Issuer duly executed by such Holder or its attorney, duly authorized to execute the same in writing. If the Holder of such Note Certificates does not transfer the entire principal amount of Notes represented by any such Note Certificate, the Issuer will cancel or cause to be cancelled such Note Certificate and shall execute and deliver to the requesting Holder and any transferee Note Certificates in the appropriate principal amounts. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(a).

(b) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer will execute the Note Certificates at the relevant Holder’s instructions in accordance with Section 2.02.

(2) No service charge will be made by the Issuer to a Holder of a Note for any registration of transfer, exchange or redemption of the Notes, but the Issuer may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 3.09, 4.10and 9.05).

(3) The Note Certificates issued upon any registration of transfer or exchange of the Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Trust Deed, as the Note Certificates surrendered upon such registration of transfer or exchange.

(4) The Issuer shall not be required to register the transfer or exchange of any Notes (A) for a period of fifteen (15) calendar days prior to any redemption date; (B) for a period of fifteen (15) calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of fifteen (15) calendar days prior to the record date with respect to any Interest Payment Date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with an Excess Proceeds Repurchase Offer.

(5) The Trustee and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest and Additional Amounts, if any, on such Note and for all other purposes, and none of the Trustee or the Issuer shall be affected by notice to the contrary.

(6) All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer or the Trustee pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted initially by facsimile with originals to be delivered promptly thereafter to the Trustee.

(7) The Notes shall not be transferred to prospective investors who are from a Restricted Jurisdiction, or are Restricted Overseas Persons.

Section 2.07 Replacement of the Notes.

If a mutilated Note Certificate is surrendered to the Issuer or the Trustee, or if the Holder of a Note Certificate claims that the Note Certificate has been lost, destroyed or wrongfully taken, the Issuer shall issue a replacement Note Certificate in such form as the Note Certificates mutilated, lost, destroyed or wrongfully taken if, in the case of a lost, destroyed or wrongfully taken Note Certificate, the Holder of such Note Certificate furnishes to the Issuer and/or the Trustee, as applicable, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note Certificate. If required by the Issuer or the Trustee, indemnity and/or security and/or pre-funding to its satisfaction each to protect the Issuer and the Trustee, and any agent of the foregoing, from any loss that any of them may suffer if such Note Certificate is replaced shall be provided by the Person to whom the replacement Note Certificate has to be issued. The Issuer may charge such Holder for the Issuer’s out-of-pocket expenses in replacing such Note Certificate, and the Trustee may charge the Issuer for their expenses in replacing such Note Certificate. Every replacement Note Certificate shall constitute an additional obligation of the Issuer. If, after the delivery of such replacement Note Certificate, a bona fide holder of the original Note Certificate in lieu of which such replacement Note Certificate was issued presents for payment or registration such original Note Certificate, the Trustee shall be entitled to recover such replacement Note Certificate from the Person to whom it was delivered or any Person taking therefrom, except a bona fide holder, and shall be entitled to recover upon the security and/or indemnity and/or pre-funding provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all Notes that have been issued in accordance with this Trust Deed except for (i) those cancelled by the Issuer; (ii) those delivered to the Issuer or the Trustee for cancellation; (iii) to the extent set forth in Section 8.02 on or after the date on which the conditions set forth in Section 8.04 have been satisfied, those Notes delivered by the Trustee hereunder; (iv) Notes in respect of which the Issuer has been fully discharged for the payment of principal, premium, interest and Additional Amounts; and (v) those Notes described in this Section 2.08 as not outstanding. Subject to Section 2.08, a Note does not cease to be outstanding because the Issuer or any of the Issuer’s Affiliates holds the Note (if permitted under Applicable Law).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the principal amount of any Note is considered to be paid under Section 4.01, it ceases to be outstanding and interest thereon shall cease to accrue.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change of this Trust Deed, Notes owned (if permitted under applicable law) by the Issuer or by any Affiliate of the Issuer will be disregarded and treated as if they were not outstanding.

Section 2.10 Cancellation.

The Issuer shall cancel all Notes surrendered to it or to the Trustee for registration of transfer, exchange, payment, replacement, cancellation or purchase. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed, paid, purchased or converted or cancelled.

Section 2.11 Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders, if any, on a subsequent special record date, which date shall be at least ten (10) Business Days prior to the payment date and shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on the Notes and the date of such proposed payment. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least fifteen (15) days before such special record date, the Issuer shall mail by first-class mail to the Trustee and each Holder, a notice that states the special record date, the payment date and the amount of defaulted interest and interest payable on such defaulted interest, if any, to be paid.

Section 2.12 Additional Amounts.

(a) All payments of principal of, and premium (if any) and interest on the Notes made by or on behalf of the Issuer (which term shall include, for purposes of this provision, any surviving entity) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Issuer is organized or resident for tax purposes or any political subdivision or taxing authority thereof or therein, or any jurisdiction through which payment is made by or on behalf of the Issuer or any political subdivision or taxing authority thereof or therein (the “Relevant Jurisdictions”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. If any such withholding or deduction is so required, the Issuer will pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holder of such amounts as would have been received by such Holder had no such withholding or deduction been required, except that no Additional Amounts will be payable:

(1) for or on account of:

(i) any tax, duty, assessment or governmental charge that would not have been imposed but for:

(A) the existence of any present or former connection between the Holder or beneficial owner of the Notes and the Relevant Jurisdiction other than merely holding of the Notes or the receipt of payments thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(B) the presentation of the Notes (in cases in which presentation is required) more than thirty (30) days after the later of the date on which the payment of the principal of, premium, if any, and interest on, the Notes became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts if it had presented the Notes for payment on any date within such thirty (30)-day period;

(C) the presentation of the Notes (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless the Notes could not have been presented for payment elsewhere; or

(D) the failure of the Holder or beneficial owner to comply with a timely request of the Issuer (or any agent thereof), addressed to the Holder, to provide information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the statutes, regulations or official administrative guidance having a force of law of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder;

(ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or governmental charge;

(iii) any tax, duty, assessment or governmental charge which is payable other than by deduction or withholding from payments of principal of or interest or any premium under or with respect to the Notes;

(iv) any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (including any successor provisions) (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement), any current or future Treasury regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(v) any combination of taxes, duties, assessments or governmental charges referred to in the preceding clauses (i), (ii), (iii) and (iv); or

(2) to a Holder that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that the beneficial owner would not have been entitled to such Additional Amounts had that beneficial owner been the Holder.

(b) The Issuer will (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer will make reasonable efforts to obtain original tax receipts or certified copies thereof evidencing the payment of any taxes, duties, assessments or governmental charges so deducted or withheld and paid to the Relevant Jurisdiction. The Issuer will furnish to the Trustee within sixty (60) days after the date the payment of any taxes, duties, assessments or governmental charges so deducted or withheld is due pursuant to Applicable Law, either original tax receipts or certified copies thereof evidencing such payment or, if such receipts are not obtainable, other evidence of such payments.

(c) At least thirty (30) days prior to each date on which any payment under or with respect to the Notes is due and payable (unless the obligation to pay Additional Amounts arises after the forty-fifth (45th) day prior to that payment date, in which case promptly thereafter), if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable.

(d) The Trustee will make payments free of withholdings or deductions on account of taxes unless required by applicable law. If such a deduction or withholding is required, the Trustee will not be obligated to pay any Additional Amount to the recipient unless such an Additional Amount is received by the Trustee.

In addition, the Issuer will pay any stamp, issue, registration, documentary or other similar taxes and duties (including interest and penalties) payable in any Relevant Jurisdiction in respect of the creation, issue, offering, execution or enforcement of the Notes or any documentation with respect thereto. Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Notes, such mention will be deemed to include payment of Additional Amounts provided for in this Trust Deed to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 2.13 Settlement of Trust.

(d) The Issuer hereby settles upon trust the sum of INR 1,000 (the “Initial Contribution”) and the Trustee hereby confirms receipt of and accepts the Initial Contribution.

(e) The Trustee hereby declares that it shall hold:

(1) the Initial Contribution;

(2) the benefit of all representations, covenants, undertakings made by, and all other terms agreed by, the Issuer under this Trust Deed, the Trustee Appointment Agreement and the Notes; and

(3) all monies received by it under this Trust Deed and the Notes, including as a result of the exercise of rights and remedies thereunder (save for any sums received solely for its own account),

in trust for the Holders for the due payment and discharge of the outstanding debt under the Notes.

(f) Non Revocable Trust. The Trustee declares that it shall not revoke the trusts hereby declared till the whole of the outstanding debt in respect of the Notes is irrevocably discharged and paid in full by the Issuer.

Article 3
REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it must furnish to the Holders and the Trustee, at least ten (10) days but not more than sixty (60) days before a redemption date, an Officer’s Certificate setting forth:

(a) the clause of this Trust Deed pursuant to which the redemption shall occur;

(b) the redemption date;

(c) the principal amount of the Notes to be redeemed; and

(d) the redemption price.

Section 3.02 Selection of Notes to be Redeemed or Purchased.

(a) If less than all of the Notes are to be redeemed at any time, the Notes for redemption will be selected on a pro rata basis, by lot or by such other method as the Trustee in its sole and absolute discretion shall deem appropriate unless otherwise required by law.

(b) In connection with any redemption of Notes conducted pursuant to Section 3.07, any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to the satisfaction of one or more conditions precedent, such notice may state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded if any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

(c) On and after the applicable redemption date, unless the Issuer defaults in the payment of the applicable redemption price, interest will cease to accrue on the Notes or portions of Notes called for redemption.

(d) The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the integral of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. The Notes and portions of Notes selected will be in amounts of US$200,000 or integral multiples of US$1,000 in excess thereof. Provisions of this Trust Deed that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Notices of redemption will be mailed by first class mail or by way of electronic means at least ten (10) but not more than sixty (60) days before the applicable redemption date to the Trustee and each Holder at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or the satisfaction and discharge of this Trust Deed.

The notice will identify the Notes to be redeemed and will state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Notes, provided that the unredeemed portion has a minimum denomination of US$200,000 or an integral multiple of US$1,000 in excess thereof;

(d) that Notes called for redemption must be surrendered to the Issuer to collect the redemption price;

(e) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(f) the paragraph of the Notes and/or Section of this Trust Deed pursuant to which the Notes called for redemption are being redeemed; and

(g) that no representation is made as to the correctness or accuracy of the ISIN, CUSIP or Common Code number listed in such notice or printed on the Notes.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to Section 3.02(b).

Section 3.05 [Reserved]

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note Certificate in respect of a Note that is redeemed or purchased in part, the Issuer will issue for the Holder at the expense of the Issuer a new Note Certificate representing principal amount to the unredeemed or unpurchased portion of the relevant Note, provided that the unredeemed portion has a minimum denomination of US$200,000 or an integral multiple of US$1,000 in excess thereof.

Section 3.07 Put Right

On the date falling one (1) Business Day prior to April 18, 2027 (such date, the “Put Right Date”), the Holders shall have the right (such right, the “Put Right”) to require that the Issuer redeems all (but not some only) of the Notes, at a redemption price in cash equal to 100% of the aggregate outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on the Notes to be redeemed to (but not including) one (1) Business Day post the Put Right Date; provided that the Holder shall have first notified the Issuer and the Trustee by no later than five (5) Business Days prior to the Put Right Date of its intention to irrevocably exercise the Put Right.

Section 3.08 Scheduled Redemption

The Notes will mature on the Maturity Date, or if such date is not a Business Day, the immediately preceding Business Day, unless earlier redeemed pursuant to the terms thereof and this Trust Deed and shall be redeemed at the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the Maturity Date, subject to the right of Holders on the relevant Record Date to receive interest due on the Maturity Date.

Section 3.09 Optional Redemptions.

(a) At any time prior to July 18, 2025, the Issuer may on one or more occasions redeem the Notes, in whole or in part, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus the Applicable Premium, as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Trustee shall not be responsible for verifying or calculating the Applicable Premium.

(b) At any time prior to July 18, 2025, the Issuer may on one or more occasions redeem up to 40.0% of the aggregate principal amount of the Notes at a redemption price of 104.5% of the principal amount of Notes redeemed, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds from one or more (x) Equity Offerings and/or (y) INVIT Offerings; provided, however, that:

(i) at least 60.0% of the aggregate principal amount of the Notes (excluding Notes held by the Issuer or any of its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii) the applicable redemption occurs within ninety (90) days of the date of the closing of the applicable Equity Offering or INVIT Offering, as the case may be.

(c) At any time on or after July 18, 2025, the Issuer may on any one or more occasions redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes redeemed) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to (but not including), the applicable redemption date, if redeemed during the periods indicated below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

Period	Redemption Price
July 18, 2025 to July 17, 2026	101.125%
July 18, 2026 and thereafter	100.0%

Section 3.10 Open Market Purchases.

The Issuer may, subject to applicable law, at any time and from time to time purchase the Notes in the open market or by tender or by any other means at any price, so long as such acquisition does not otherwise violate the terms of this Trust Deed or applicable law.

Section 3.11 Offer to Redeem by Application of Excess Proceeds.

If, pursuant to Section 4.10, the Issuer is required to commence an Excess Proceeds Repurchase Offer, it will follow the procedures specified below.

The Excess Proceeds Repurchase Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Trust Deed with respect to offers to purchase or redeem with the proceeds of Asset Sale plus accrued and unpaid interest on the Notes, if any, to (but not including) the date of purchase. The Excess Proceeds Repurchase Offer will remain open for a period of at least ten (10) days following its commencement and not more than sixty (60) days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three (3) Business Days after the termination of the Offer Period (the “Offer Redemption Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the redemption of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Excess Proceeds Repurchase Offer. Payment for any Notes so redeemed will be made in the same manner as interest payments are made.

If the Offer Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Excess Proceeds Repurchase Offer.

Upon the commencement of an Excess Proceeds Repurchase Offer, the Issuer will send, by first class mail or by way of electronic means, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Repurchase Offer. The notice, which will govern the terms of the Excess Proceeds Repurchase Offer, will state:

(i) that the Excess Proceeds Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Excess Proceeds Repurchase Offer will remain open;

(ii) the Offer Amount, the purchase price and the Offer Redemption Date;

(iii) that any Note not tendered or accepted for payment will continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Repurchase Offer will cease to accrue interest after the Offer Redemption Date;

(v) that Holders electing to have a Note purchased pursuant to an Excess Proceeds Repurchase Offer may elect to have Notes purchased in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof only;

(vi) that Holders electing to have Notes purchased pursuant to any Excess Proceeds Repurchase Offer will be required to surrender the Note Certificate to the Issuer or a tender agent at the address specified in the notice at least three (3) days before the purchase date;

(vii) that Holders will be entitled to withdraw their election if the Issuer, or the tender agent, as the case may be, receives, not later than the expiration of the Offer Period, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for redemption and a statement that such Holder is withdrawing his election to have such Note redeemed;

(viii) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the Offer Amount, the Issuer will select the Notes and other pari passu Indebtedness to be redeemed in accordance with Section 3.02 based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof, will be redeemed); and

(i) that Holders whose Notes were redeemed only in part will be issued new Notes equal in principal amount to the unredeemed portion of the Notes surrendered, provided that the unredeemed portion has a minimum denomination of US$200,000 and integral multiples of US$1,000 in excess thereof.

On or before the Offer Redemption Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, but subject to Section 3.02, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer will promptly (but in any case not later than five (5) days after the Offer Redemption Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for redemption, and the Issuer will promptly issue a new Note and mail or deliver such new Note to such Holder, in a principal amount equal to any unredeemed portion of the Note surrendered, provided that the unredeemed portion has minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Excess Proceeds Repurchase Offer on the Offer Redemption Date.

Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06. If the Issuer is required to make an Excess Proceeds Repurchase Offer, the Issuer will comply with the applicable tender offer rules under applicable securities laws and regulations. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Issuer will comply with such securities laws and regulations and will not be deemed to have breached its obligations in this Section 3.09 by virtue thereof.

Section 3.12 Redemption for Taxation Reasons.

(a) The Notes may be redeemed at the option of the Issuer, as a whole but not in part, upon giving not less than ten (10) days’ nor more than sixty (60) days’ notice to the Holders and the Trustee (which notice will be irrevocable), at a redemption price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date (in each case, including any Additional Amounts) if, as a result of:

(1) any change in, or amendment to, the statutes, or treaties (or any regulations, ruling or protocols, or official administrative guidance having the force of law thereunder), of a Relevant Jurisdiction affecting taxation; or

(2) any change in, or amendment to, the existing official position regarding the application or interpretation of such statutes, treaties, regulations, rulings, protocols or official administrative guidance (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of an official position, is announced (i) with respect to the Issuer, on or after the Original Issue Date, or (ii) with respect to a surviving entity organized or resident for tax purposes in a jurisdiction that is not a Relevant Jurisdiction as of the Original Issue Date, on or after the date such surviving entity becomes such a surviving entity, with respect to any payment due or to become due under the Notes, the Issuer or the surviving entity, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the taking of reasonable measures by the Issuer or the surviving entity, as the case may be; provided that no such notice of redemption will be given earlier than ninety (90) days prior to the earliest date on which the Issuer or the surviving entity, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due; and provided further that where any such requirement to pay Additional Amounts is due to taxes imposed by India or any political subdivision or taxing authority thereof or therein, the Issuer or the surviving entity, as the case may be, will be permitted to redeem the Notes in accordance with the provisions hereof only if the rate of withholding or deduction in respect of which Additional Amounts are required is in excess of 5.0% (plus applicable surcharge and cess).

(b) Prior to the mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer or the surviving entity, as the case may be, will deliver to the Trustee:

(1) an Officer’s Certificate stating that such change or amendment referred to in the prior paragraph has occurred, describing the facts related thereto and stating that such requirement cannot be avoided by the Issuer or the surviving entity, as the case may be, taking reasonable measures; and

(2) an Opinion of Counsel or an opinion of a tax consultant of recognized standing with respect to tax matters of the Relevant Jurisdiction of the Issuer or the surviving entity, as the case may be, stating that the requirement to pay such Additional Amounts results from such change or amendment referred to in the prior paragraph.

(c) The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above (and will not be responsible for any loss occasioned by acting in reliance on such certificate or opinion) in which event it will be conclusive and binding on the Holders. The Trustee has no duty to investigate or verify such certificate or opinion.

(d) Any Notes that are redeemed under this Section 3.12 will be cancelled.

Section 3.13 [Reserved].

Section 3.14 Early Redemptions.

Any early redemption, repurchase or repayment of the Notes by the Issuer shall be effected subject to receipt of the prior approval of the RBI or the prior approval of an authorized dealer bank, as the case may be, in accordance with the ECB Regulations.

Article 4
COVENANTS

Section 4.01 Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on, the Notes on the dates and in the manner provided herein. All payments on the Notes will be made in U.S. dollars in immediately available funds by the Issuer at the office or agency of the Issuer maintained for that purpose, and the Notes may be presented for registration of transfer or exchange at such office or agency; provided that, at the option of the Issuer, payment of interest may be made by wire transfer.

The Notes will bear interest at 4.56% per annum (the “Fixed Rate”), and will be payable semi-annually on each date falling one (1) Business Day prior to each Accrual Date (each, an “Interest Payment Date”), commencing one (1) Business Day prior to October 18, 2022.

Interest on the Notes issued by the Issuer will accrue during each Accrual Period. The amount of interest payable in respect of the principal amount of Notes as of the applicable Interest Payment Date shall be calculated as the product of: (i) the Fixed Rate; (ii) the principal amount of Notes; and (iii) the Day Count Fraction for the relevant Accrual Period.

The Issuer will make each interest payment to the Holders of record at the close of business on the date falling fifteen (15) calendar days immediately preceding an Interest Payment Date (each, a “Record Date”), notwithstanding any transfer, exchange or cancelation thereof after a Record Date and prior to the immediately following Interest Payment Date.

In any case in which the date of the payment of principal of, premium on or interest on the Notes is not a Business Day, then payment of principal, premium or interest need not be made in such place on such date but may be made on the preceding Business Day in such place.

The Issuer will pay interest on overdue principal and interest at a rate that is 1% higher than the then applicable interest rate on the Notes.

Notwithstanding anything in this Section 4.01 to the contrary, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Trust Deed or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer hereunder, as required by this Section 4.01 and such sums shall be held by the Trustee upon the trusts herein contained.

Notwithstanding, anything in this Section 4.01 to the contrary, the agreements to hold sums in trust as provided in this Section 4.01 are subject to the provisions of Section 8.05.

Section 4.02 Maintenance of Office or Agency.

The Issuer will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Trust Deed may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each place where principal of, and interest on, any Notes are payable. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Provision of Financial Statements and Reports.

(a) For so long as any Notes are outstanding, the Issuer will provide to the Trustee and furnish to the Holders upon request, as soon as they are available but in any event not more than ten (10) calendar days after they are filed with the principal international recognized stock exchange on which the Issuer’s Common Stock is at any time listed for trading, true and correct copies of any financial or other report in the English language (and a certified English translation of any financial or other report in any other language) filed with such exchange, provided, however, that if at any time the Common Stock of the Issuer is not listed for trading on an internationally recognized stock exchange, the Issuer will provide to the Trustee, in the English language (or accompanied by a certified English translation thereof),

(1) within one hundred and twenty (120) days after the end of each fiscal year of the Issuer beginning with the first fiscal year ending after the Original Issue Date, an annual report containing the following information: (a) audited consolidated and standalone balance sheets of the Issuer as of the end of the two most recent fiscal years and audited consolidated and standalone income statements and statements of cash flow of the Issuer for the two most recent fiscal years, including footnotes to the financial statements and an audit report of a member firm of an internationally recognized accounting firm on the financial statements; and (b) an operating and financial review of the audited consolidated financial statements; and

(2) within ninety (90) days after the end of the Issuer’s half-year period in each fiscal year of the Issuer beginning with the half-year period ending after the Original Issue Date, half-yearly reports containing the following information: (a) unaudited consolidated and standalone balance sheets of the Issuer as of the end of such half-yearly period and unaudited consolidated and standalone condensed income statements and statements of cash flow of the Issuer for the most recent half-yearly period ending on the unaudited consolidated balance sheet date, and the comparable prior year period, together with footnotes; and (b) an operating and financial review of the unaudited consolidated financial statements.

(b) In addition, for so long as any Note remains outstanding, the Issuer will provide to the Trustee (a) within one hundred and twenty (120) days after the close of each fiscal year and within ninety (90) days after the end of each half-year period, an Officer’s Certificate stating the Debt Service Coverage Ratio (showing in reasonable detail the calculation of such ratio), the Net Priority Debt Leverage Ratio and the Consolidated Net Leverage Ratio, in each case, at the end of such periods; and (b) as soon as possible and in any event within ten (10) Business Days after the Issuer becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officer’s Certificate setting forth the details of the Default or Event of Default, and the action which the Issuer proposes to take with respect thereto.

(c) All financial statements of the Issuer will be prepared in accordance with IFRS as in effect on the date of such report or financial statement and on a consistent basis for the periods presented; provided, however, that the financial statements and reports set forth in this Section 4.03 may, if applicable financial reporting standards change, present earlier periods on a basis that applied to such periods.

(d) Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any other parties’ compliance with any of its covenants in this Trust Deed (as to which the Trustee will be entitled to rely exclusively on Officer’s Certificates that are delivered). The Trustee shall not be required to take any steps to ascertain whether any of the above reports have been delivered or to track receipt of any such reports to the Holders and shall not be liable to any person for any failure to do so, subject to Section 7.01(c).

Section 4.04 Compliance Certificate.

An officer of the Issuer must certify to the Trustee in writing, on or before a date not more than one hundred and twenty (120) days after the end of each fiscal year and within twenty-one (21) days of any demand by the Trustee, that a review has been conducted of the activities of the Issuer and Restricted Subsidiaries and of the Issuer’s performance under this Trust Deed and the Notes, and that the Issuer has fulfilled all of its obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer will also be obligated to notify the Trustee in writing of any Event of Default, Default or defaults in the performance of any covenants or agreements under this Trust Deed within twenty-one (21) days of any request in writing by the Trustee.

Section 4.05 Taxes.

The Issuer will pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Trust Deed; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power under this Trust Deed granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Issuer will not, and the Issuer will ensure that each of the Restricted Subsidiaries will not, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or with respect to any of the Issuer’s or Restricted Subsidiaries’, as the case may be, Capital Stock (other than dividends or distributions payable solely in shares of any of the Issuer’s or Restricted Subsidiaries’, as the case may be, Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock) held by Persons other than the Issuer or any of the Restricted Subsidiaries (other than any series of Preferred Stock with respect to which the Issuer has made a Preferred Stock Indebtedness Election);

(2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of the Issuer or any of the Restricted Subsidiaries, or any direct or indirect parent of the Issuer or any of the Restricted Subsidiaries, held by Persons other than the Issuer or any of the Restricted Subsidiaries (other than any series of Preferred Stock with respect to which the Issuer has made a Preferred Stock Indebtedness Election);

(3) make any principal payment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Funding Debt, Restricted Subsidiary Shareholder Debt or CCDs (other than any series of CCDs with respect to which the Issuer has made a CCD Indebtedness Election), including, in each case, the making any payment of accrued interest thereon, excluding in all cases any Intra-Restricted Group Indebtedness; or

(4) make any Investment, other than a Permitted Investment;

if (the payments or any other actions described in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), at the time of and after giving effect to such Restricted Payment:

(i) a Default has occurred and is continuing or would occur as a result of such Restricted Payment;

(ii) to the extent that (x) the Net Priority Debt Leverage Ratio does not exceed 6.5 to 1.0 and (y) the Consolidated Net Leverage Ratio does not exceed 7.5 to 1.0, such Restricted Payment, together with the aggregate amount of all Restricted Payments made by the Restricted Group on or after the Measurement Date (other than Restricted Payments made pursuant to (A) clauses (1) to (9) of the following paragraph and (B) clauses (1) to (10) of paragraph (2) under the heading “Certain Covenants – Restricted Payments” under each of the Existing Notes) (the sum of all such Restricted Payments (i) made prior to the Original Issue Date being the “Original Issue Date RP Amount” and (ii)

made on or after the Original Issue Date being the “Post Original Issue Date RP Amount”; the sum of (i) to (iv) below being the “RP Builder Basket Capacity Amount”, the RP Builder Basket Capacity Amount as of the Original Issue Date being the “Original Issue Date RP Builder Basket Capacity Amount,” and the difference between (x) the RP Builder Basket Capacity Amount as of the date of determination and (y) the Original Issue Date RP Builder Basket Capacity Amount being the “Post Original Issue Date RP Builder Basket Capacity Amount”), shall exceed the sum (without duplication) of:

(A) at any time prior to April 1, 2022, 50.0% of the aggregate amount of the Consolidated Net Income of the Issuer (or, if the Consolidated Net Income of the Issuer is a loss, minus 100.0% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2019 and ending on the last day of the Issuer’s most recently ended quarterly fiscal period (prior to April 1, 2022) for which consolidated financial statements of the Issuer are available (which financial statements may be internal management accounts (which, for the avoidance of doubt, are not required to be prepared in accordance with IFRS)) at the time of such Restricted Payment (the “Initial RP Built Up Capacity”) and (b) at any time on or after April 1, 2022, the aggregate of (x) the Initial RP Built Up Capacity as of March 31, 2022 and (y) 50.0% of the aggregate amount of the Adjusted Consolidated Net Income of the Issuer (or, if the Adjusted Consolidated Net Income of the Issuer is a loss, minus 100.0% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 2022 and ending on the last day of the Issuer’s most recently ended quarterly fiscal period for which consolidated financial statements of the Issuer are available (which financial statements may be internal management accounts (which, for the avoidance of doubt, are not required to be prepared in accordance with IFRS)) at the time of such Restricted Payment; plus

(B) 100.0% of the aggregate net cash proceeds received by the Issuer since the Measurement Date (x) as a capital contribution to its common equity or from the issuance and sale of its Capital Stock (other than Disqualified Stock), including the sale of options and warrants to purchase its Capital Stock (other than Disqualified Stock), to a Person which is not a Subsidiary of the Issuer, including any such net cash proceeds received upon the exercise by a Person which is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock) and (y) from the incurrence of any Subordinated Funding Debt or CCDs, in each case, after deducting the amount of any such net cash proceeds used to redeem, repurchase, defease or otherwise acquire or retire for value any Capital Stock, Subordinated Funding Debt or CCDs of the Issuer; plus

(C) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) that were made on or after the Measurement Date in any Person resulting from (x) payments of interest on Indebtedness, dividends or repayments of loans or advances by such Person, in each case, to the Issuer or Restricted Subsidiaries (except, in each case, to the extent that any such payment or proceeds are included in the calculation of

Consolidated Net Income of the Issuer), or (y) the net cash proceeds from the sale of any such Investment (except to the extent that such proceeds are included in the calculation of Consolidated Net Income of the Issuer), not to exceed, in each case, the amount of Investments made by the Issuer or Restricted Subsidiary, as the case may be, after the Measurement Date in any such Person; plus

(D) the amount by which Indebtedness of the Issuer or any of the Restricted Subsidiaries, as the case may be, is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Measurement Date of any Indebtedness of the Issuer or any of the Restricted Subsidiaries, as the case may be, convertible or exchangeable into Capital Stock (other than Disqualified Stock) of the Issuer or any of the Restricted Subsidiaries (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Issuer or Restricted Subsidiary, as the case may be, upon such conversion or exchange); and

(iii) to the extent that (x) the Net Priority Debt Leverage Ratio exceeds 6.5 to 1.0 or (y) the Consolidated Net Leverage Ratio exceeds 7.5 to 1.0, such Restricted Payment, together with the aggregate amount of all Restricted Payments made by the Restricted Group on or after the Measurement Date (other than Restricted Payments made pursuant to (A) clauses (1) to (9) of the following paragraph and (B) clauses (1) to (10) of paragraph (2) under the heading “Certain Covenants – Restricted Payments” under each of the Existing Notes) shall exceed the sum (without duplication) of:

(A) the difference between (I) the Original Issue Date RP Builder Basket Capacity Amount and (II) the Original Issue Date RP Amount; and

(B) the difference between (I) 40% times the Post Original Issue Date RP Builder Basket Capacity Amount and (II) the Post Original Issue Date RP Amount.

(b) The foregoing provision shall not be violated by reason of:

(1) the payment of any dividend or the redemption of any Capital Stock within ninety (90) days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

(2) the making of any Restricted Payments in an aggregate amount not to exceed the amount of net cash proceeds received by the Issuer since the Original Issue Date from (x) any capital contribution or sale (other than to a Subsidiary of the Issuer) of Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock) or from the sale (other than to a Subsidiary of the Issuer) of any Redeemable Preference Shares (other than Disqualified Stock) of the Issuer, (y) any sale (other than to a Subsidiary of the Issuer) of Subordinated Funding Debt (other than if incurred from any member of the Restricted Group) or (z) any sale (other than to a Subsidiary of the Issuer) of CCDs of the Issuer or any Restricted

Subsidiary; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clauses (ii)(B) and (iii) of the preceding paragraph;

(3) the making of any Restricted Payments by the Issuer and any Restricted Subsidiary to the holders of its Capital Stock, CCDs, Subordinated Funding Debt and Restricted Subsidiary Shareholder Debt, as the case may be; provided that, on the date of any such Restricted Payment, the aggregate amount of all Restricted Payments which have been made pursuant to this clause (3), have been made at least on an equal or more favorable basis, directly or indirectly, to the Issuer;

(4) the making of any Restricted Payments to fund the redemption, repurchase or other acquisition of Capital Stock of the Issuer or any Restricted Subsidiary from employees, former employees, directors or former directors of the Issuer or any such Restricted Subsidiary, as the case may be (or permitted transferees of such persons) or their authorized representatives;

(5) payments of cash, dividends, distributions, advances or other Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the conversion or exchange of Capital Stock of any such Person, or (iii) stock dividends, splits or business combinations;

(6) a Permitted Investment under clause (1) of the definition thereof in the Capital Stock of a Restricted Subsidiary held by a minority shareholder, which Investment increases the proportion of the Capital Stock of such Restricted Subsidiary held, directly or indirectly, by the Issuer;

(7) the making of any other Restricted Payments in an aggregate amount, together with all other Restricted Payments made under this clause (7), not to exceed the amount of cash received in relation to receivables outstanding on the Original Issue Date;

(8) the making of any other Restricted Payments in an aggregate amount, together with all other Restricted Payments made under this clause (8), not to exceed U.S.$50.0 million (or the Dollar Equivalent thereof); and

(9) the making of any Restricted Subsidiary Permitted Restricted Payment,

provided that, in the case of clauses (7) and (8) above, no Default shall have occurred and be continuing or would occur as a consequence of the actions or payments set forth therein.

(c) The amount of any Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The value of any assets or securities that are required to be valued by this Section 4.07 will be the Fair Market Value. Any executive officer or Board of Directors’ determination of the Fair Market Value of a Restricted Payment or any such assets or securities must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of recognized international standing (or a local affiliate thereof) if the Fair Market Value exceeds US$25.0 million (or the Dollar Equivalent thereof).

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer will not permit any of the Restricted Subsidiaries to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of the Restricted Subsidiaries to:

(1) pay dividends or make any other distributions on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any of the other Restricted Subsidiaries;

(2) pay any Indebtedness or other obligation owed to the Issuer or any of the other Restricted Subsidiaries;

(3) make loans or advances to the Issuer or any of the other Restricted Subsidiaries; or

(4) sell, lease or transfer any of its property or assets to the Issuer or any of the other Restricted Subsidiaries;

provided that it being understood that: (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock; (ii) the subordination of loans or advances made to any Restricted Subsidiary to other Indebtedness Incurred by any Restricted Subsidiary; and (iii) provisions requiring transactions to be on fair and reasonable terms or on an arm’s-length basis, shall, in each case, not be deemed to constitute such an encumbrance or restriction.

(b) The foregoing restrictions will not apply to encumbrances or restrictions:

(1) existing in agreements as in effect on the Original Issue Date and any extensions, refinancings, renewals, supplements, amendments or replacements of any of the foregoing agreements; provided that the encumbrances and restrictions in any such extension, refinancing, renewal, supplement, amendment or replacement are not materially more restrictive, taken as a whole, than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced, as determined in good faith by the Board of Directors of the Issuer;

(2) in the Notes and/or this Trust Deed;

(3) existing under or by reason of applicable law, rule, regulation or order;

(4) with respect to any Person or the property or assets of such Person that is designated a Restricted Subsidiary or is acquired by any Restricted Subsidiary, existing at the time of such designation or acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so designated or acquired, and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extension, refinancing, renewal or replacement are not materially more restrictive, taken as a whole, than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced, as determined in good faith by the Board of Directors of the Issuer;

(5) if they arise, or are agreed to in the ordinary course of business, that (i) restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (ii) exist by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of any of the Restricted Subsidiaries not otherwise prohibited by this Trust Deed or that limit the right of the debtor to dispose of assets subject to a Lien not otherwise prohibited by this Trust Deed, or (iii) do not relate to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of any of the Restricted Subsidiaries in any manner material to any such Restricted Subsidiary;

(6) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary that is permitted by Sections 4.09, 4.10 and 4.20;

(7) arising from provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business if the encumbrances or restrictions (i) are customary for such types of agreements, and (ii) would not, at the time agreed to, be expected to materially adversely affect the ability of the Issuer to make required payments on the Notes, as determined in good faith by the Board of Directors of the Issuer;

(8) with respect to any Indebtedness that is permitted by Section 4.09; provided that the encumbrances or restrictions (i) are customary for such types of agreements, and (ii) would not, at the time agreed to, be expected to materially adversely affect the ability of the Issuer to make required payments on the Notes, as determined in good faith by the Board of Directors of the Issuer; or

(9) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09 Indebtedness and Preferred Stock.

(a) The Issuer will not, and the Issuer will ensure that each of the Restricted Subsidiaries will not, Incur any Indebtedness; provided, however, that the Issuer and the Restricted Subsidiaries may Incur Indebtedness:

(1) if no Default has occurred and is continuing; and

(2) in the case of Indebtedness which is Priority Debt, then after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Net Priority Debt Leverage Ratio does not exceed 6.5 to 1.0.

(b) Notwithstanding the foregoing, the Issuer or any of the Restricted Subsidiaries may Incur each and all of the following (“Permitted Indebtedness”):

(1) Indebtedness under the Notes (excluding Additional Notes, if any);

(2) Indebtedness of the Issuer or any of the Restricted Subsidiaries, as the case may be, outstanding on the Original Issue Date (excluding Indebtedness permitted under clause (3) below);

(3) Indebtedness of the Issuer or any of the Restricted Subsidiaries, as the case may be, owed to the Issuer or any of the Restricted Subsidiaries (“Intra-Restricted Group Indebtedness”); provided, however, that any event which results in any such Restricted Subsidiary to which such Indebtedness is owed, ceasing to be a Restricted Subsidiary, or any subsequent transfer of such Indebtedness (other than a transfer to the Issuer or any of the Restricted Subsidiaries) shall be deemed, in each case, to no longer constitute Intra-Restricted Group Indebtedness and shall instead be deemed to constitute an Incurrence of such Indebtedness not permitted by this clause (3), and to the extent that the Issuer is the obligor on any such Indebtedness, such Indebtedness must be unsecured and be expressly subordinated in right of payment to the Notes;

(4) Indebtedness of the Issuer or any of the Restricted Subsidiaries (“Permitted Refinancing Indebtedness”) issued in exchange for, or the net proceeds of which are used to refinance or refund, replace, exchange, renew, repay, redeem, defease, discharge or extend (collectively, “refinance” and “refinances” and “refinanced” shall have a correlative meaning), then outstanding Indebtedness Incurred under Section 4.09(a) or Indebtedness Incurred under any of clause (b)(1), (2), (4) or (9) and any refinancings thereof in an amount not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses); provided that:

(i) the Indebtedness to be refinanced is fully and irrevocably repaid no later than 180 days after the Incurrence of the Permitted Refinancing Indebtedness; and

(ii) Indebtedness the proceeds of which are used to refinance the Notes, or to refinance Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes, will only be permitted under this clause (b)(4) if (x) in case the Notes are refinanced in part, or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, ranks pari passu with, or subordinate in right of payment to, the remaining Notes, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes, at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes;

(5) Indebtedness Incurred by the Issuer or any of the Restricted Subsidiaries pursuant to Hedging Obligations entered into for the purpose of protecting the Issuer or any of the Restricted Subsidiaries from fluctuations in interest rates, currencies or commodity prices and not for speculation;

(6) Indebtedness Incurred by the Issuer or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to workers’ compensation claims or self-insurance obligations or bid, performance, surety or appeal bonds or payment obligations in connection with insurance premiums or similar obligations, security deposits and bank overdrafts (and letters of credit in connection with or in lieu of each of the foregoing) in the ordinary course of business (in each case other than for an obligation for borrowed money);

(7) Indebtedness Incurred by the Issuer or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or trade guarantees issued in the ordinary course of business to the extent that such letters of credit or trade guarantees are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the sixty (60) days following receipt by the Issuer or such Restricted Subsidiary, as the case may be, of a demand for reimbursement;

(8) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Issuer or any of the Restricted Subsidiaries, in any case, Incurred in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition); provided that the maximum aggregate liability of the Issuer or any such Restricted Subsidiary, as the case may be, in respect of all such Indebtedness Incurred in connection with a disposition shall at no time exceed the gross proceeds actually received by the Issuer or such Restricted Subsidiary, as the case may be, from the disposition of such business, assets or Restricted Subsidiary;

(9) (x) Acquired Indebtedness and (y) Indebtedness Incurred by the Issuer or any of the Restricted Subsidiaries for the purpose of financing all or any part of the purchase price or cost of acquisition, design, construction, installation or improvement of property, plant or equipment used in the business of the Issuer or any of the Restricted Subsidiaries (or for the acquisition of (A) Indebtedness of a Person which Indebtedness would, upon such acquisition, become Restricted Subsidiary Shareholder Debt or (B) Capital Stock of a Person engaged in a Permitted Business, which Person will, upon any such acquisition, become a Restricted Subsidiary), in an aggregate principal amount outstanding at any time (together with refinancings thereof), not to exceed 25.0% of Total Assets (such amount of Total Assets to be calculated based on the most recently ended semi-annual or annual fiscal period for which a consolidated statement of financial position of the Issuer is available);

(10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided, however, that such Indebtedness is extinguished within five (5) Business Days of Incurrence; and

(11) Indebtedness Incurred by the Issuer or any of the Restricted Subsidiaries to the extent the net cash proceeds thereof are promptly and irrevocably deposited with the Trustee to defease or to satisfy and discharge the Notes as described in Article 8 and Article 12.

(c) For purposes of determining compliance with this Section 4.09, if an item of Indebtedness meets the criteria of more than one type of Permitted Indebtedness, or of Indebtedness under Section 4.09(a) and one or more types of Permitted Indebtedness, the Issuer, in its sole discretion, may classify, and from time to time may reclassify, such item of Indebtedness or any portion thereof.

(d) The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09.

(e) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.09 will not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency than the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10 Asset Sales.

The Issuer will not, and the Issuer will ensure that each of the Restricted Subsidiaries will not, consummate any Asset Sale, unless:

(a) the consideration received by the Issuer or any Restricted Subsidiary, as the case may be, is at least equal to the Fair Market Value of the assets sold or disposed of; and

(b) at least 75.0% of the consideration received from the Asset Sale consists of cash, Temporary Cash Equivalents or Replacement Assets (as defined below), or any combination thereof.

For purposes of this Section 4.10, each of the following will be deemed to be cash:

(A) any liabilities of the Issuer and/or any of the Restricted Subsidiaries (other than (i) intra-Restricted Group liabilities and (ii) contingent liabilities) that are assumed by the transferee of any such assets pursuant to a customary assumption, assignment, novation or similar agreement or cancelled in connection with any enforcement of a pledge over Capital Stock of any member of the Restricted Group, in each case, that irrevocably and unconditionally releases the Issuer or applicable Restricted Subsidiary, as the case may be, from further liability; and

(B) any securities, notes or other obligations received by the Issuer or applicable Restricted Subsidiary, as the case may be, from such transferee that are promptly, but in any event within thirty (30) days of closing, converted by the Issuer or applicable Restricted Subsidiary, as the case may be, into cash, to the extent of the cash received in that conversion.

If at the time of the consummation of the applicable Asset Sale:

(1)

(i) pro forma for the consummation of such Asset Sale and the use of proceeds thereof, the Restricted Group would have at least 5 GWs of Operating Project Assets remaining (the “5.0 GWs Condition”); and

(ii) the Restricted Group is able to Incur at least US$1.00 of Priority Debt under Section 4.09(a)(2) (the “US$1.00 Ratio Debt Condition” and, together with the 5.0 GWs Condition, the “Asset Sales Conditions”), then any Net Cash Proceeds from such Asset Sale may be used for any purpose not otherwise prohibited by this Trust Deed; or

(2) any of the applicable Asset Sales Conditions could not be satisfied, then for so long as any such Asset Sales Conditions are not satisfied:

(i) within three hundred and sixty-five (365) days after the receipt of any Net Cash Proceeds from the Asset Sale, such Net Cash Proceeds may be applied (A) to repay Indebtedness of the Issuer or any Restricted Subsidiary, (B) to make capital expenditures or investments in a Permitted Business, (C) to acquire properties and assets (other than current assets) that are used or will be used in a Permitted Business, (D) to acquire all, or substantially all, of the assets of, or the Capital Stock of, a Person, or a line of business, which undertakes or is involved in a Permitted Business, or (E) any combination of the foregoing ((B) to (D), collectively, the “Replacement Assets”); provided that any such reinvestment in Replacement Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors or an Authorized Officer of the Issuer or Restricted Subsidiary, as the case may be, that is executed or approved within such three hundred and sixty-five (365) day period will satisfy this requirement, so long as such reinvestment is consummated within one hundred and eighty (180) days after such three hundred and sixty-fifth (365th) day; and

(ii) any Net Cash Proceeds from any such Asset Sale that are not applied or invested under sub-clauses (A) through (E) of clause (2)(i) above within such three hundred and sixty-five (365) day period will constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds US$50.0 million (or the Dollar Equivalent thereof), within ten (10) Business Days thereof, the Issuer must make an offer (an “Excess Proceeds Repurchase Offer”) to purchase all of the Notes at 100.0% of the principal amount of all such Notes and any pari passu Indebtedness similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, plus accrued and unpaid interest on the Notes, if any, to (but not including) the date of purchase. If the aggregate principal amount of all of the Notes and pari passu Indebtedness tendered into such Excess Proceeds Repurchase Offer exceeds the amount of Excess Proceeds, such Notes and such pari passu Indebtedness will be purchased on a pro rata basis. Any remaining proceeds after such Excess Proceeds Repurchase Offer may be used for any purpose not otherwise prohibited under this Trust Deed. Upon completion of each Excess Proceeds Repurchase Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of any securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of Notes as a result of an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Trust Deed, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Trust Deed by virtue of such compliance.

Section 4.11 Transactions with Shareholders and Affiliates.

(a) The Issuer will not, and the Issuer will ensure that each of the Restricted Subsidiaries will not, enter into any transaction or series of related transactions involving aggregate consideration in excess of US$2.0 million (or the Dollar Equivalent thereof) with (x) any holder of 10.0% or more of any class of Capital Stock of the Issuer or any of the Restricted Subsidiaries, or (y) any Affiliate of the Issuer or any of the Restricted Subsidiaries (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable arm’s-length transaction by the Issuer or such Restricted Subsidiary, as the case may be, with a Person that is not such a holder or Affiliate of the Issuer or such Restricted Subsidiary, as the case may be; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$200.0 million (or the Dollar Equivalent thereof), an opinion issued by an accounting, appraisal or investment banking firm stating either (A) that such Affiliate Transaction is, or series of related Affiliate Transactions are, fair to the Issuer or Restricted Subsidiaries, as the case may be, from a financial point of view or (B) that the terms of such Affiliate Transaction is, or series of related Affiliate Transactions are, not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable arm’s-length transaction by the Issuer or such Restricted Subsidiary, as the case may be, with a Person that is not such a holder or Affiliate of the Issuer or such Restricted Subsidiary, as the case may be.

(b) The foregoing limitation does not limit, and will not apply to:

(1) directors’ fees, indemnification, expense reimbursement and similar arrangements (including the payment of directors and officers insurance premiums), employee salaries, bonuses, employment agreements and arrangements, compensation or employee benefit arrangements, including stock options or legal fees and fees and compensation paid to consultants and agents;

(2) transactions between or among any members of the Restricted Group;

(3) any Restricted Payments not prohibited by Section 4.07 and any Permitted Investments other than those made pursuant to clause (3) of the definition thereof;

(4) transactions pursuant to agreements in effect on the Original Issue Date, or any amendment, modification, extension, renewal or replacement thereof, so long as such amendment, modification, extension, renewal or replacement is on terms that are substantially similar to or not more disadvantageous to the Issuer or the applicable Restricted Subsidiary, as the case may be, than the original agreement in effect on the Original Issue Date;

(5) transactions with a Person that is an Affiliate solely because the Issuer, directly or indirectly, owns Capital Stock in, or controls, such Person; provided that no Affiliate of the Issuer (other than any of the Restricted Subsidiaries) owns Capital Stock in such Person;

(6) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Issuer or any Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger;

(7) any Incurrence of, or amendment to, any Subordinated Funding Debt or Restricted Subsidiary Shareholder Debt (so long as in the case of any amendment, such Subordinated Funding Debt or Restricted Subsidiary Shareholder Debt, as the case may be, continues to satisfy the requirements set forth under the definition of “Subordinated Funding Debt” and “Restricted Subsidiary Shareholder Debt”, as the case may be, after giving effect thereto);

(8) any payments or other transactions pursuant to tax sharing arrangements between the Issuer and any other Person with which the Issuer files a consolidated tax return or with which the Issuer is part of a consolidated group for tax purposes or any tax advantageous group contribution made pursuant to applicable legislation;

(9) transactions with customers, clients, contractors, purchasers or suppliers of goods (including turbines and other equipment or property) or services (including administrative, cash management, legal and regulatory, engineering, technical, financial, accounting, procurement, marketing, insurance, labor, management, operation and maintenance, power supply and other services) or insurance or lessors or lessees or providers of employees or other labor or property, in each case in the ordinary course of business and that are fair or on terms at least as favorable as arm’s-length as determined in good faith by the Board of Directors of the Issuer or the applicable Restricted Subsidiary;

(10) loans or advances to, or guarantees of obligations of, directors, promoters, officers or employees of the Issuer or any of the Restricted Subsidiaries, as the case may be, undertaken in compliance with applicable law;

(11) any issuance of Equity Interests (other than Disqualified Stock or Affiliate INVIT Offering Debt) or CCDs of the Issuer; and

(12) transactions described and permitted by, and complying with, Section 5.01.

Section 4.12 Liens.

Unless the Notes (and any Hedging Obligations in relation to the Notes) are equally and ratably secured, the Issuer will not incur, assume or permit to exist any Liens on existing or future assets of the Issuer to secure Qualified Relevant Debt, other than:

(1) Liens securing Qualified Relevant Debt which is outstanding as of the Original Issue Date;

(2) Liens securing Qualified Relevant Debt which refinances other Qualified Relevant Debt which was outstanding as of the Original Issue Date;

(3) Liens securing additional Qualified Relevant Debt which would have the same terms and conditions as Qualified Relevant Debt which was outstanding as of the Original Issue Date in all respects (except for the issue date, the issue price and the first payment of interest on such additional debt) so that such additional Qualified Relevant Debt may be consolidated and form a single class with the previously outstanding Qualified Relevant Debt and vote together as one class on all matters with respect to such Qualified Relevant Debt;

(4) Liens securing Qualified Issuer Secured Debt; and

(5) Liens securing Indebtedness used or to be used to defease or satisfy and discharge the Notes; provided that (a) the Incurrence of such Indebtedness was not prohibited by the Trust Deed and (b) such defeasance or satisfaction and discharge is not prohibited by the Trust Deed).

Section 4.13 Restricted Group’s Business Activities.

The Issuer will not, and the Issuer will ensure that each of the Restricted Subsidiaries will not, engage in any business other than a Permitted Business.

Section 4.14 Debt Service Coverage Ratio.

The Issuer shall, in respect of the latest Calculation Period ending on the relevant Calculation Date (commencing on the Calculation Date ending on March 31, 2022), ensure that the Debt Service Coverage Ratio is not less than 1.1:1.0 (to be calculated with reference to the Issuer’s most recent financial statements which, in the case of (a) any semi-annual period ending on September 30 in any year, shall be reviewed or audited, and (b) any annual period ending on March 31 in any year, shall be audited).

Section 4.15 [Reserved].

Section 4.16 [Reserved].

Section 4.17 Anti-Layering.

The Issuer will not, and the Issuer will ensure that any Restricted Subsidiary that Guarantees the Notes will not, Incur any Anti-Layering Indebtedness if such Indebtedness is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Restricted Subsidiary, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the Notes or such Guarantee, as the case may be, on substantially identical terms. This Section 4.17 does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantee securing or in favor of some but not all of such Indebtedness or by virtue of some Indebtedness being secured on a junior priority basis.

Section 4.18 [Reserved].

Section 4.19 [Reserved].

Section 4.20 Sales and Issuances of Capital Stock in Restricted Subsidiaries.

The Issuer will not sell, and the Issuer will ensure that each of the Restricted Subsidiaries will not issue or sell, any shares of Capital Stock of a Restricted Subsidiary, except:

(a) to the Issuer or any of the Wholly Owned Restricted Subsidiaries;

(b) the issuance or sale of Capital Stock of a Restricted Subsidiary (which remains a Restricted Subsidiary after any such issuance or sale) to the extent such Capital Stock represents director’s qualifying shares or is required by applicable law, rule, regulation or order to be held by a Person other than the Issuer or any of the Wholly Owned Restricted Subsidiaries;

(c) the issuance or sale of Capital Stock of a Restricted Subsidiary (which remains a Restricted Subsidiary after any such issuance or sale) to an offtaker or an Affiliate of an offtaker of a project owned and operated by such Restricted Subsidiary; provided that such Restricted Subsidiary applies the Net Cash Proceeds of such issuance or sale in accordance with Section 4.10, if and to the extent required thereby;

(d) the issuance or sale of Capital Stock of a Restricted Subsidiary (which remains a Restricted Subsidiary after any such issuance or sale); provided that the Issuer or such Restricted Subsidiary applies the Net Cash Proceeds of such issuance or sale, to the extent required, in accordance with Section 4.10; or

(e) the issuance or sale of Capital Stock of a Restricted Subsidiary where, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; provided that:

(i) the Issuer complies with Section 4.10;

(ii) any Guarantee of any Indebtedness of any such Person by any member of the Restricted Group remaining on or after the sixtieth (60th) day post the consummation of such issuance or sale would be permitted to be made under Section 4.09 as if made on such sixtieth (60th) day (a “Minority Investment Guarantee”);

(iii) any remaining Investment in the form of loans or similar instruments in such Person would have been permitted to be made under Section 4.07; and

(iv) in the case of any such issuance or sale of Capital Stock of a Restricted Subsidiary in connection with an INVIT Offering, the remaining Investment in the form of loans or similar instruments in such Person will be tested in relation to Section 4.07 on the same day that the immediately following consolidated financial statements of the Issuer (which may be internal management accounts (which, for the avoidance of doubt, are not required to be prepared in accordance with IFRS)) become available.

Notwithstanding the foregoing, a Restricted Subsidiary may issue Capital Stock to its shareholders on a pro rata basis or on a basis more favorable to the Issuer or other Restricted Subsidiary, as the case may be.

Section 4.21 Issuances of Guarantees by Restricted Subsidiaries.

(a) The Issuer will not permit any of the Restricted Subsidiaries to, directly or indirectly, Guarantee any Qualified Relevant Debt unless such Restricted Subsidiary: (1) simultaneously executes and delivers a supplemental trust deed or another document and provides for an unsubordinated Guarantee of the payment of the Notes that is senior to or pari passu with such Restricted Subsidiary’s Guarantee of such other Indebtedness; and (2) waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation as a result of any payment by such Restricted Subsidiary under its Guarantee until the Notes have been paid in full.

(b) Any Guarantee of a Restricted Subsidiary will be automatically released solely in relation to the Notes upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Trust Deed as provided under Article 8 and Article 12 upon repayment in full of the Notes and upon the release or discharge of the Guarantee that resulted in the creation of such Guarantee pursuant to this Section 4.21, except a discharge or release by or as a result of payment under such Guarantee, and upon any issuance or sale in accordance with Section 4.10 and Section 4.20 where the Restricted Subsidiary does not remain a Restricted Subsidiary after such issuance or sale.

Section 4.22 [Reserved].

Section 4.23 [Reserved].

Section 4.24 [Reserved].

Section 4.25 Designation of Restricted Subsidiaries and Unrestricted Subsidiaries.

The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (1) no Default shall have occurred and be continuing at the time of or after giving effect to such designation; (2) such Restricted Subsidiary does not own any Disqualified Stock of the Issuer or Disqualified Stock of a Restricted Subsidiary or hold any Indebtedness of, or any Lien on any property of, the Issuer, if such Disqualified Stock or Indebtedness could not be Incurred under Section 4.09 or such Lien would violate Section 4.12; (3) such Restricted Subsidiary has no outstanding Indebtedness that could trigger a cross-default to the Indebtedness of the Issuer or any of the Restricted Subsidiaries; and (4) the Investment deemed to have been made thereby in such newly designated Unrestricted Subsidiary and each other newly designated Unrestricted Subsidiary being concurrently redesignated would be permitted to be made by Section 4.07.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) no Default shall have occurred and be continuing at the time of or after giving effect to such designation; (2) any Indebtedness of such Unrestricted Subsidiary outstanding at the time of such designation which will be deemed to have been Incurred by such newly designated Restricted Subsidiary as a result of such designation would be permitted to be Incurred by Section 4.09; (3) any Lien on the property of such Unrestricted Subsidiary at the time of such designation, which Liens will be deemed to have been incurred by such newly designated Restricted Subsidiary as a result of such designation, would be permitted to be incurred by Section 4.12; and (4) such Unrestricted Subsidiary is not a Subsidiary of another Unrestricted Subsidiary (that is not concurrently being designated as a Restricted Subsidiary).

All designations must be evidenced by a Board Resolution delivered to the Trustee certifying compliance with the preceding provisions. The Trustee shall be entitled to accept such Board Resolution as sufficient evidence as to compliance with the provisions described above (and will not be responsible for any loss occasioned by acting in reliance on such Board Resolution).

Section 4.26 [Reserved].

Section 4.27 [Reserved].

Section 4.28 [Reserved].

Section 4.29 Use of Proceeds.

The Issuer will not use the net proceeds from the sale of the Notes issued on the Original Issue Date for any purpose other than (a) in the approximate amounts and for the purposes specified under the caption “Use of Proceeds” in the Offering Memorandum, and (b) pending the application of all of such net proceeds in such manner, to invest the portion of such net proceeds not yet so applied in Temporary Cash Equivalents.

Section 4.30 Government Approvals and Licenses; Compliance with Law.

The Issuer will, and the Issuer will ensure that the Restricted Subsidiaries will, (1) obtain and maintain in full force and effect all governmental approvals, authorizations, consents, permits, concessions and licenses as are necessary to engage in the Permitted Businesses; (2) preserve and maintain good and valid title to its properties and assets (including land-use rights); and (3) comply with all laws, regulations, orders, judgments and decrees of any governmental body, except to the extent that failure so to obtain, maintain, preserve and comply would not reasonably be expected to have a material adverse effect on (a) the business, results of operations or prospects of the Restricted Group, taken as a whole, or (b) the ability of the Issuer to perform its obligations under the Notes and this Trust Deed.

Section 4.31 Maintenance of Books and Record; Inspection.

The Issuer will keep proper books of accounts and records and, at any time after an Event of Default or a Default has occurred and is continuing or if the Trustee reasonably believes or is notified by the Issuer or a Holder that such an event has occurred and is continuing, so far as permitted by applicable law and provided the same is not prohibited by any orders issued by any regulatory authorities having competent jurisdiction over the Issuer, allow the Trustee and any person appointed by the Trustee to whom the Issuer shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours following reasonable prior notice from the Trustee to the Issuer.

Section 4.32 [Reserved].

Section 4.33 Information Collection and Sharing

The Issuer agrees to provide, upon written request, to the Trustee, and consents to the collection and processing by the Trustee of, any authorizations, waivers, forms, documentation and other information, relating to the Issuer’s status (or the status of its direct or indirect owners or the Holders) or otherwise required to be reported, under FATCA (the “FATCA Information”). The Issuer agrees to inform the Trustee promptly, and in any event, within 30 days, in writing if there are any material changes to the FATCA Information supplied by the Issuer to the Trustee from time to time.

The Issuer hereby covenants with the Trustee that following the receipt of a written request from the Trustee for a determination as to the source and character for U.S. federal income tax purposes of any payment to be made by the Trustee pursuant to this Trust Deed or the Notes to enable the Trustee to determine whether or not it is required, in respect of any payments to be made by it hereunder or under or in respect of any Note, to make any withholding under FATCA, to use reasonable efforts to make such determination and to notify the Trustee the outcome of such determination.

Notwithstanding the foregoing, the Issuer shall not be required to provide any information pursuant to this Section 4.33 to the extent that (i) any such information is not reasonably available to the Issuer or (ii) doing so would or might in the reasonable opinion of the Issuer breach any Applicable Law, fiduciary duty or duty of confidentiality.

Article 5
SUCCESSORS

Section 5.01 Merger, Consolidation, and Sale of Assets.

The Issuer will not merge or consolidate with or into another Person, or sell substantially all of its and the Restricted Subsidiaries’ assets taken as a whole, in one or more related transactions, unless:

(a) either (1) it is the surviving entity or (2) the surviving entity (if other than it) formed by such merger or consolidation, or with or into which the Issuer merged or consolidated, or that such assets are sold to, is (i) located or resident in a jurisdiction which (x) is a member of the Financial Action Task Force (“FATF”) or a member of a FATF-style regional body, and has not been identified in a public statement of the FATF as (A) having strategic Anti-Money Laundering or Combating the Financing of Terrorism deficiencies to which counter-measures apply, (B) having not made sufficient progress in addressing the deficiencies, or (C) having not committed to an action plan developed with the FATF to address the deficiencies; (y) is a signatory to the International Organization of Securities Commission’s “Multilateral Memorandum of Understanding (Appendix A Signatories)” or a signatory to a bilateral memorandum of understanding with the SEBI for information sharing arrangements; or (z) is a member of the Organisation for Economic Co-operation and Development; or (ii) organized under the laws of India, Mauritius, The Netherlands, the Cayman Islands, the British Virgin Islands, Hong Kong, Singapore, Canada, the United Kingdom, any member state of the European Union, Switzerland, the United States, any state of the United States or the District of Columbia, and such surviving entity expressly assumes the obligations under this Trust Deed, the Notes and the Trustee Appointment Agreement;

(b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(c) (i) the Consolidated Net Worth is, on a pro forma basis, at least the same as the Consolidated Net Worth (x) immediately before such transaction or (y) as on the Original Issue Date (whichever is lower) and (i) either the Restricted Group, on a pro forma basis, (A) could Incur at least U.S.$1.00 of Priority Debt under Section 4.09(a)(2) or (B) would have a Net Priority Debt Leverage Ratio less than or equal to the actual Net Priority Debt Leverage Ratio immediately prior to the consummation of any such transaction; and

(d) the Issuer delivers an Officer’s Certificate and an Opinion of Counsel to the Trustee as to compliance with this Section 5.01.

Upon any transaction that is subject to, and that complies with the provisions of, this Section 5.01, the successor Person, if any, formed by such consolidation or into or with which the Issuer is merged or to which such sale is made, shall succeed to, and be substituted for (so that from and after the date of such transaction, the provisions of this Trust Deed referring to the “Issuer” shall instead include a reference to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Trust Deed with the same effect as if such successor Person had been named as the Issuer in this Trust Deed and the Issuer shall be released from all obligations under this Trust Deed and the Notes.

Section 5.02 [Reserved].

Article 6
DEFAULTS AND REMEDIES

Section 6.01 Events of Default and Remedies.

Each of the following is an “Event of Default”:

(a) default in the payment of principal on (or premium, if any, on), any Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise and the continuance of any such failure for one (1) Business Day;

(b) default in the payment of interest on any Notes when the same becomes due and payable and the continuance of any such failure for thirty (30) days;

(c) default in compliance with Section 4.14 or Section 5.01, or in respect of the Issuer’s obligations to make an offer to purchase upon an Asset Sale;

(d) defaults under this Trust Deed (other than a default specified in clauses (a), (b) or (c) above), and the continuance of any such default for a period of sixty (60) consecutive days after written notice by the Trustee or the Holders of 25.0% or more in aggregate principal amount of the Notes is given to the Issuer;

(e) with respect to any Indebtedness of the Issuer or any of the Restricted Subsidiaries having an outstanding principal amount of (i) on or prior to March 5, 2023, US$150.0 million (or the Dollar Equivalent thereof) or more and (ii) thereafter, US$300.0 million (or the Dollar Equivalent thereof) or more, (1) an event of default causing the holder thereof to declare such Indebtedness to be due prior to its Stated Maturity and the failure to make payment thereunder when due (after giving effect to any grace period); and/or (2) the failure to make a principal payment when due (after giving effect to any grace period);

(f) with respect to any Indebtedness of the Issuer having an outstanding principal amount of US$75.0 million (or the Dollar Equivalent thereof) or more, (1) an event of default causing the holder thereof to declare such Indebtedness to be due prior to its Stated Maturity and the failure to make payment thereunder when due (after giving effect to any grace period); and/or (2) the failure to make a principal payment when due (after giving effect to any grace period);

(g) the passage of sixty (60) consecutive days following entry of a final judgment or order against the Issuer or any of the Restricted Subsidiaries that causes the aggregate amount for all such final judgments or orders outstanding and not paid, discharged or stayed to exceed (i) if on or prior to March 5, 2023, US$150.0 million (or the Dollar Equivalent thereof) and (ii) thereafter, US$300.0 million (or the Dollar Equivalent thereof) (in each case exclusive of any amounts for which a solvent (to the Issuer’s best knowledge) insurance company has acknowledged liability for);

(h) an involuntary case or other proceeding commenced against the Issuer or any of the Restricted Subsidiaries (other than a Non-Material Restricted Subsidiary) seeking the appointment of a receiver or trustee and which remains undismissed and unstayed for sixty (60) consecutive days; or an order for relief is entered under any bankruptcy or other similar law with respect to any such entity which remains undismissed and unstayed for sixty (60) consecutive days;

(i) the Issuer or any of the Restricted Subsidiaries (other than a Non-Material Restricted Subsidiary):

(1) commences a voluntary case under any bankruptcy or other similar law, or consents to the entry of an order for relief in an involuntary case;

(2) consents to the appointment of a receiver or trustee; or

(3) effects any general assignment for the benefit of creditors;

(j) any indebtedness of any member of the Overseas Parent Group (existing as on the Original Issue Date), the principal amount of which, when originally incurred, was in excess of US$150.0 million (or the Dollar Equivalent thereof) (on a standalone basis) is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of any actual default, event of default, or any similar event (however described).

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(h), (i) or (j)) occurs and is continuing under this Trust Deed, the Trustee in its sole and absolute discretion or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding or, in respect of an Event of Default specified in clause (1) above, any Holder of the Notes, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written direction of such Holders (subject to it being indemnified and/or secured and/or pre-funded to its satisfaction) will, declare the principal of, premium, if any, and accrued and unpaid interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid interest will be immediately due and payable. If an Event of Default specified in Section 6.01(h), (i) or (j) occurs with respect to the Issuer or any of the Restricted Subsidiaries, the principal of, premium, if any, and accrued and unpaid interest on the Notes then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Trust Deed. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Section 6.04 Waiver of Past Defaults.

The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee may, on behalf of all the Holders, waive all past defaults and rescind and annul a declaration of acceleration and its consequences (other than any default described Section 6.01(a), (b) or (h) above or any declaration of acceleration and its consequences pursuant to such default, in which case, the consent of the Holders of 90.0% of the then outstanding Notes shall be required) if:

(a) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right or consequence thereon; provided that such waiver will not prejudice any rights which a Holder who has not voted in favour of this waiver, has under law applicable in relation to insolvency or recovery of debt.

Section 6.05 Control by Majority.

(a) The Holders of at least a majority in aggregate principal amount of the outstanding Notes (or in respect of an Event of Default described in Section 6.01(a) or (h) above, any Holder) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Trust Deed, that may involve the Trustee in personal liability, or that the Trustee determines may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

(b) In addition, the Trustee will not be required to expend its own funds in following such direction if it does not believe that reimbursement or satisfactory indemnification and/or security and/or pre-funding is assured to it.

Section 6.06 Limitation on Suits.

A Holder may not pursue or institute any proceeding, judicial or otherwise, with respect to this Trust Deed or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Trust Deed or the Notes, unless:

(a) the Holder has previously given the Trustee written notice of a continuing Event of Default;

(b) Holders of at least 25.0% in aggregate principal amount of outstanding Notes (or, in respect of an Event of Default described in Section 6.01(a) or (h) above, any Holder(s) of the Notes (or, in each case, any attorney acting on their behalf)) make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer the Trustee indemnity and/or security and/or pre-funding satisfactory to the Trustee against any fees, costs, liability or expenses to be incurred in compliance with such request;

(d) the Trustee does not comply with the request within (x) sixty (60) days after receipt of the written request pursuant to Section 6.06(b), or (y) sixty (60) days after the receipt of the offer of indemnity and/or security and/or pre-funded pursuant to Section 6.06(c), whichever occurs later; and

(e) during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a written direction that is inconsistent with the request.

A Holder may not use this Trust Deed to prejudice the rights of another Holder or to obtain a preference or priority over another Holder; provided that no amendment, waiver or other action taken by a Holder in accordance with the terms of this Trust Deed shall be deemed to prejudice the rights of any other Holder or constitute an action taken to obtain a preference or priority over another Holder in contravention of this Section 6.06.

Notwithstanding anything to the contrary in this Trust Deed or any other document relating to the Notes, in the event the Trustee shall receive instructions from two or more groups of Holders, each holding at least 25.0% in aggregate principal amount of the then outstanding Notes, and the Trustee believes (in its sole and absolute discretion and subject to such legal or other advice as it may deem appropriate) that such instructions are conflicting, the Trustee may, in its sole and absolute discretion, exercise any one or more of the following options:

(1) refrain from acting on any such conflicting instructions; and/or

(2) take the action requested by the Holders of the highest percentage of the aggregate principal amount of the then outstanding Notes, notwithstanding any other provisions of this Trust Deed (and always subject to such indemnification and/or security and/or pre-funding as is satisfactory to the Trustee).

In all such instances where the Trustee has acted or refrained from acting as outlined above, the Trustee shall not be responsible for any losses or liability of any nature whatsoever to any party, subject to Section 7.01(c).

However, and subject to any amendment or waiver obtained as described under Article 9, such limitations do not apply to the contractual right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note, or to bring suit for the enforcement of any such contractual right to payment, on or after the due date expressed in the Note, which right will not be impaired or affected without the consent of the Holder.

None of the Trustee, its directors, officers or employees is obligated to do anything to ascertain whether any Event of Default or Default has occurred or is continuing and will not be responsible to Holders or any other person for any loss arising from any failure by it to do so, and each of the Trustee, its directors, officers and employees may assume that no such event has occurred and that the Issuer is performing all of its obligations under this Trust Deed and the Notes unless the Trustee, its directors, officers or employees, as the case may be, has received written notice of the occurrence of such event or facts establishing that a Default or an Event of Default has occurred or that the Issuer is not performing all of its obligations under this Trust Deed and/or the Notes. The Trustee is entitled to rely on any Opinion of Counsel or Officer’s Certificate regarding whether an Event of Default has occurred.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Trust Deed, the right of any Holder to receive payment of principal of, premium and Additional Amount, if any, and interest on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and Additional Amount, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section

7.07. The Trustee may participate as a member, voting or otherwise, of any committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions.

To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, to the extent necessary to reimburse it for any properly incurred fees, costs and expenses (including, but not limited to, indemnity payments and fees and expenses of legal counsel) in connection with the collection or distribution of such amounts held or realized or in connection with properly incurred fees, costs and expenses (including legal fees and expenses) in the administration of its duties under this Trust Deed and in relation to the Notes, and all amounts owed to, or for which the Trustee is entitled to indemnification and/or security and/or pre-funding under this Trust Deed and in relation to the Notes;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Additional Amounts, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Trust Deed or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess properly incurred costs, including properly incurred attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article 7
TRUSTEE

Section 7.01 General.

The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of this Trust Deed relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article 7.

(a) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Trust Deed and no others, and no implied covenants or obligations will be read into this Trust Deed against the Trustee. In case an Event of Default has occurred and is continuing and the Trustee has received express written notice thereof, the Trustee shall exercise those rights and powers vested in it by this Trust Deed, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. During the continuance of an Event of Default, the Trustee shall act upon the written direction of the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, subject to receiving indemnity and/or security and/or pre-funding to its satisfaction.

(b) The Trustee is permitted to engage in other transactions and nothing herein shall obligate the Trustee to account for any profits earned from any business or transactional relationship; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within ninety (90) days, or resign.

(c) No provision of this Trust Deed shall be construed to relieve the Trustee from liability for its own fraud, gross negligence or willful misconduct.

(d) The Issuer hereby irrevocably waives, in favor of the Trustee, any conflict of interest which may arise by virtue of the Trustee acting in various capacities under this Trust Deed or for other customers of the Trustee. The Issuer acknowledges that the Trustee and its affiliates (together, the “Trustee Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Issuer may regard as conflicting with its interests and may possess information (whether or not material to the Issuer), that the Trustee may not be entitled to share with the Issuer. The Trustee will not disclose confidential information obtained from the Issuer (without its consent) to any of their other customers nor will any of them use on the Issuer’s behalf any confidential information obtained from any other customers. Without prejudice to the foregoing, the Issuer agrees that the Trustee Parties may deal (whether for their own or their customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice will not constitute a conflict of interest for the purposes of this Trust Deed.

(e) The Trustee shall not be responsible for the recitals, statements, warranties or representations of any party contained in this Trust Deed or any other agreement or other document entered into in connection herewith or therewith and shall assume the accuracy and correctness thereof and shall not be responsible for the execution, adequacy, validity or admissibility in evidence of any such agreement or other document or any trust or security thereby constituted or evidenced, and the Trustee may accept without enquiry, requisition or objection such title as the

Issuer may have property charged or assigned or any part thereof from time to time and shall not be bound to investigate or make any enquiry into the title of the Issuer to such property or any part thereof from time to time whether or not any default or failure is or was known to the Trustee, or might be, or might have been, discovered upon examination, inquiry or investigation and whether or not capable of any remedy. Each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer, and the Trustee shall not at any time have any responsibility for the same and any Holders shall not rely on the Trustee in respect thereof.

(f) The Trustee will not be liable for any error of judgment made by its directors, officers and employees unless it is conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review, that the Trustee was grossly negligent in ascertaining the pertinent facts.

Section 7.02 Rights of Trustee.

Subject to Section 7.01:

(a) In the absence of fraud, gross negligence or willful misconduct on its part, the Trustee may request and conclusively rely, and will be fully protected and incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original, electronic or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Trust Deed (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee shall not be obliged to monitor or track receipt of any document delivered under Section 7.01(a) to any Holder. The Trustee, in its sole and absolute discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. Such certificate or opinion shall be full and complete authorization and protection for the Trustee in respect of any action taken, suffered or omitted by it hereunder and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may delegate duties to, and may act through its attorneys and agents. The Trustee shall not be responsible for supervising or monitoring or for the acts or omissions or misconduct or negligence of delegates, attorneys and agents appointed with due care by it hereunder. Upon an Event of Default, the Trustee shall be entitled to require all agents to act in accordance with its directions.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Trust Deed at the request or direction of any of the Holders, unless such Holders have instructed the Trustee in writing and offered to the Trustee security and/or indemnity and/or pre-funding satisfactory to it against any loss, liability or expenses that might be incurred by it in compliance with such request or direction. The foregoing pre-funding requirements shall be in addition, and subject in all respects, to any other requirements of the Trustee regarding the indemnity, pre-funding or security to be provided to it in connection with any such enforcement request, including requirements regarding the creditworthiness of the requesting Holders. In the exercise of its duties, the Trustee shall not be responsible for the verification of the accuracy or completeness of any certification, opinion or other documents submitted to it by the Issuer in the fulfilment of its obligations under this Trust Deed and the Notes.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Deed; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(f) The Trustee is entitled to assume without enquiry, that the Issuer has performed in accordance with all of the provisions in this Trust Deed, unless notified to the contrary.

(g) In connection with the exercise by it of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorization or determination), the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and in particular, but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory and a Holder shall not be entitled to require, nor shall any Holder be entitled to claim, from the Issuer, the Trustee or any other Person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders.

(h) The Trustee has no obligation to monitor the financial performance of the Issuer.

(i) The Trustee, its directors, officers and employees shall not be deemed to have knowledge or notice of any Event of Default or Default hereunder unless and until it obtains express written notification of such Event of Default or Default from the Issuer or as otherwise contemplated herein describing the circumstances of such, and identifying the circumstances constituting such Event of Default or Default.

(j) The Trustee will treat information relating to or provided by the Issuer as confidential, but (unless consent is prohibited by law) the Issuer consents to the processing, transfer and disclosure by the Trustee of any information, including FATCA Information, relating to or provided by the Issuer to and between branches, subsidiaries, representative offices, affiliates and agents of the Trustee and third parties (including service providers) selected by any of them with due care, wherever situated, for confidential use (including without limitation in connection with the provision of any service and for data processing, statistical and risk analysis purposes and for compliance with applicable law). The Trustee and any such branch, subsidiary, representative office, affiliate, agent or third party may transfer and disclose any such information as is required or requested by, or to, any court, legal process, applicable law or authority including any auditor of the Issuer and including any payor or payee as required by applicable law, and may use (and its performance will be subject to the rules of) any communications, clearing or payment systems, intermediary bank or other system. The Issuer (a) acknowledges that the transfers permitted by this Section 7.02(j) may include transfers to jurisdictions which do not have strict data protection or data privacy laws; and (b) represents that it has, to the extent required by law, provided to and secured from any person regarding whom it has provided information to the Trustee any notices, consents and waivers necessary to permit the processing, transfer and disclosure of that information as permitted by this Section 7.02(j) and that it will, to the extent required by law, provide such notices and secure such necessary consents and waivers in advance of providing similar information to the Trustee in the future.

(k) In no event shall the Trustee be responsible or liable, directly or indirectly, for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, business, goodwill or opportunity), whether or not foreseeable and irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The provisions of this Section 7.02(k) shall survive the termination or expiry of this Trust Deed, repayment of the Notes or the resignation or removal of the Trustee.

(l) The Trustee shall not be obligated to supervise the performance of any parties to this Trust Deed and the Notes, of their respective obligations under such agreements.

(m) If an Event of Default shall have occurred and is continuing or if the Trustee is requested by the Issuer to undertake duties which are outside the scope of the Trustee’s duties under this Trust Deed, the Issuer will pay such additional remuneration as the Issuer and the Trustee may agree.

(n) Notwithstanding anything to the contrary in this Trust Deed, the Trustee shall not be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Trustee, including, but not limited to, by any existing or future law or regulation, any existing or future act of governmental authority, act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system, credit risks of clearing banks, agents or systems and any other market conditions affecting the execution or settlement of transactions or any event where, in the reasonable opinion of the Trustee, performance of any duty or obligation under or pursuant to this Trust Deed would or may be illegal or would result in the Trustee being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which the Trustee is subject.

(o) Notwithstanding anything else contained in this Trust Deed, the Trustee may refrain without liability from doing anything that would or might in their opinion be contrary to the laws of India or any directive or regulation of any agency of any Indian agency and may without liability do anything which is, in their opinion, necessary to comply with any such law, directive or regulation. Furthermore, the Trustee may also refrain from taking such action if, in its opinion which may be based upon such legal advice, it would otherwise render it liable to any person in that jurisdiction or if it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

(p) Notwithstanding anything else herein contained, the Trustee may without liability refrain from acting or do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(q) The Trustee may consult with counsel or other professional advisors of its selection and the written advice of such counsel or advisors or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(r) No provision of this Trust Deed will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers.

(s) [Reserved.]

(t) Nothing in this Trust Deed shall require the Trustee to exercise any discretion in making any investments of any money at any time received by it pursuant to any of the provisions of this Trust Deed. The Trustee shall be entitled to hold funds uninvested without liability to account for any interest to any party hereto.

(u) Any provision hereof providing that the Trustee may act shall grant discretion to act but not create or imply any duty of the Trustee to act or to exercise any duty of care in deciding whether to act.

Section 7.03 Individual Rights of Trustee.

The Trustee, in its individual or any other capacity, its officers, directors, employees and affiliates may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not appointed hereunder, and may act on, or as depositary or trustee for, any committee or body of Holders or in connection with any other obligations of the Issuer as freely as if the Trustee were not appointed hereunder. Nothing herein shall obligate the Trustee to account for any profits earned from any business or transactional relationship.

Section 7.04 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Trust Deed or the Notes, is not accountable for the Issuer’s use or application of the proceeds from the Notes, is not responsible for any statement in the Notes, the Trust Deed or in any document issued in connection with the sale of the Notes or in the Notes and shall not have any responsibility for the Issuer’s or any Holder’s compliance with any state or U.S. federal securities law in connection with the Notes.

Section 7.05 Notice of Defaults.

If any Default occurs and is continuing and the Trustee has received written notice of such, the Trustee will send notice of the Default to each Holder within ninety (90) days after it occurs, or, if later, within fifteen (15) days after the Trustee has been notified in writing unless, the Default has been cured and notice to such effect is provided to the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Notes, the Trustee may withhold the notice if and so long as the Trustee determines that withholding the notice is in the interests of the Holders.

Section 7.06 [Reserved].

Section 7.07 Compensation and Indemnity.

(a) The Issuer agrees to be responsible for and will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee upon request for all out-of-pocket expenses (including legal and travelling related expenses as pre-approved by the Issuer), disbursements and advances and other expenses (including costs of collection) properly incurred or made by the Trustee, including the compensation, expenses and disbursements of the Trustee’s agents, attorneys, delegates and counsel and other Persons not regularly within its employ. If an Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer will pay such additional remuneration as it may agree.

(b) The Issuer agrees to be responsible for and will indemnify the Trustee or any predecessor Trustee and their agents, employees, officers and directors for, and hold it harmless against, any loss or liability or expense incurred by it without fraud, gross negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Trust Deed and its duties under this Trust Deed and the Notes, including (i) the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Trust Deed and the Notes and (ii) the properly incurred compensation, expenses and disbursements of the Trustee’s agents, attorneys, delegates and counsel and other Persons not regularly within the Trustee’s employ. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer of its obligations hereunder. The Issuer will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the properly incurred fees and expenses of such counsel. The Trustee will notify the Issuer promptly of any proposed settlement for which it may seek indemnity.

(c) To secure the Issuer’s payment obligations in this Section 7.07, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on, particular Notes.

(d) All compensation and indemnity payments made by the Issuer to the Trustee under this Section 7.07 shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties or governmental charges of whatever nature, except as required by applicable law or regulation. If the Issuer is required by any applicable law or regulation to withhold or deduct any taxes, the Issuer shall pay such additional amounts (other than with respect to net income taxes) as may be necessary so that the net amount received by the Trustee after such withholding or deduction will not be less than the amount the Trustee would have received had such taxes not been withheld or deducted. This Section 7.07 shall survive the repayment, redemption or maturity of the Notes, the satisfaction and discharge or termination or expiry of this Trust Deed, and the resignation, termination or removal of the Trustee.

Section 7.08 Replacement of the Trustee.

(a) The Trustee may resign at any time by providing sixty (60) days’ prior written notice to the Issuer.

(b) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by providing sixty (60) days’ prior written notice to the Trustee.

(c) The Issuer may remove the Trustee if: (1) the Trustee (or holding company thereof) is adjudged a bankrupt or an insolvent; (2) a receiver or other public officer takes charge of the Trustee (or holding company thereof) or its property; or (3) the Trustee (or holding company thereof) becomes incapable of acting.

(d) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(e) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee may (at the expense of the Issuer) appoint a successor Trustee or the retiring Trustee (at the expense of the Issuer), the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Trust Deed. Upon request of any successor Trustee, the Issuer will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuer will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee.

(g) Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09 [Reserved].

Section 7.10 Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets (including the administration of the trust created by this Trust Deed) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Trust Deed.

Section 7.11 Money Held in Trust.

The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

Section 7.12 [Reserved].

Article 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or Section 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in the relevant Sections, as the case may be.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Trust Deed referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Trust Deed (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders to receive payments in respect of the principal of, or interest or premium, if any, on, the Notes when such payments are due from the trust referred to below;

(b) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d) the Legal Defeasance and Covenant Defeasance provisions of this Trust Deed.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Article 4 (other than Sections 4.01, 4.02, 4.05 and 4.06) on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Trust Deed and such Notes will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(c), (d), (e), (f) and (i) through (k) will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or Section 8.03:

(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(b) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit (or any other deposit relating to other Indebtedness being defeased, discharged or satisfied substantially concurrently with the Notes) and the granting of Liens securing such borrowing);

(c) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Trust Deed or any other agreement or instrument governing or evidencing other Indebtedness being defeased, discharged or satisfied substantially concurrently with the Notes) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(d) the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(e) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Trust Deed, to the payment, as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee, cost or other charge imposed on or assessed against the cash deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(g)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuer.

Any money deposited with the Trustee, or then held by the Issuer, in trust for the payment of the principal of, premium and Additional Amount if any, or interest on, any Notes and remaining unclaimed for two (2) years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 8.07 Reinstatement.

If the Trustee is unable to apply any amounts in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Trust Deed and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium and Additional Amount if any, or interest on, any Note following the reinstatement of their obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee.

The Issuer shall pay and indemnify the Trustee (or if applicable, such other entity) against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section 8.02 or Section 8.03, as the case may be, of the principal or interest received thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

Article 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

Notwithstanding Section 9.02, the Issuer and the Trustee may amend or supplement this Trust Deed, the Notes or the Trustee Appointment Agreement without the consent of any Holder:

(a) to cure any ambiguity, defect, omission or inconsistency;

(b) to provide for the assumption of the Issuer’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets;

(c) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Trust Deed of any such Holder;

(d) to conform the text of this Trust Deed, the Notes or the Trustee Appointment Agreement to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision thereof;

(e) to provide for the issuance of Additional Notes in accordance with the covenants set forth in this Trust Deed;

(f) to effect any changes to this Trust Deed in a manner necessary to comply with the procedures of the relevant clearing system;

(g) to evidence and provide for the acceptance of appointment by a successor Trustee;

(h) to enter into additional or supplemental collateral documents.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental trust deed, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Issuer in the execution of such amended or supplemental trust deed unless such amended or supplemental trust deed directly affects the Trustee’s own rights, duties or immunities under this Trust Deed or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental trust deed.

Section 9.02 With Consent of Holders.

Except as provided in this Section 9.02, this Trust Deed, the Notes and the Trustee Appointment Agreement may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), and any existing Default or Event of Default or compliance with any provision of this Trust Deed, the Notes or the Trustee Appointment Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes).

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental trust deed, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Issuer in the execution of such amended or supplemental trust deed unless such amended or supplemental trust deed directly affects the Trustee’s own rights, duties or immunities under this Trust Deed or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental trust deed.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Trust Deed or the Notes.

Without the consent of Holders holding at least 90.0% in principal amount of the Notes outstanding (including Additional Notes), an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes (including Additional Notes) held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of the Notes;

(c) change the redemption date(s) or the redemption price of the Notes from that stated under Section 3.09 or Section 3.12;

(d) reduce the rate of, or change the currency or change the time for payment of, interest, including default interest, on any Notes;

(e) waive a Default or an Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(f) reduce the amount payable upon an Excess Proceeds Repurchase Offer or change the time or manner an Excess Proceeds Repurchase Offer may be made or by which the Notes must be redeemed pursuant to an Excess Proceeds Repurchase Offer, in each case after the obligation to make such Excess Proceeds Repurchase Offer has arisen;

(g) make any change in the provisions of this Trust Deed relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on, the Notes;

(h) waive a redemption payment with respect to any Note; or

(i) make any change in the preceding amendment and waiver provisions.

Section 9.03 Supplemental Trust Deed.

Every amendment or supplement to this Trust Deed or the Notes will be set forth in an amended or supplemental trust deed.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Exchange of Notes.

The Issuer in exchange for all Notes may issue new Notes that reflect any amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental trust deed authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental trust deed until the Board of Directors of the Issuer approves it. In executing any amended or supplemental trust deed, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 13.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental trust deed is authorized or permitted by this Trust Deed, that such amendment, supplement or waiver constitutes the legal, valid, binding and enforceable obligations of the party or parties executing such amendment, supplement and waiver and all conditions precedent in this Trust Deed to such amendment, supplement or waiver have been satisfied.

Article 10
[RESERVED]

Article 11
[RESERVED]

Article 12
SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Trust Deed will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a) either:

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid by the Issuer, have been delivered to the Trustee for cancellation; or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one (1) year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee (or another entity designated by the Trustee for such purpose or its agent) as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge or any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings/any instrument governing or evidencing other Indebtedness being defeased, discharged or satisfied substantially concurrently with the Notes);

(c) the Issuer has paid or caused to be paid all sums payable by it under this Trust Deed; and

(d) the Issuer has delivered irrevocable instructions to the Trustee under this Trust Deed to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Trust Deed, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 12.01, the provisions of Sections

12.02 and 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Trust Deed.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Trust Deed, to the payment of the principal and premium and Additional Amount, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee is unable to apply any money in accordance with this Section 12.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Trust Deed and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee.

Article 13
MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

ReNew Power Private Limited
ReNew Hub, Commercial Block-1, Zone 6
Golf Course Road, DLF City Phase-V
Gurugram, 122009, Haryana, India
Attention: Mr. Kailash Vaswani
Facsimile No.: +91 124 4896699
Telephone No.: +91 124 4896670
E-mail: Kailash@renewpower.in

If to the Trustee:
Catalyst Trusteeship Limited

810, 8th Floor, Kailash Building,

New Delhi –110001

Attention: Sameer Trikha, Vice President

Facsimile No.: +91 22 4922 0505

Telephone No.: +11 43029101

Email: sameer.trikha@ctltrustee.com

The Issuer or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Register. Failure to mail or deliver a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee at the same time.

Section 13.02 [Reserved].

Section 13.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Trust Deed, the Issuer shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance satisfactory to the Trustee (which must include the statements set forth in Section 13.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Trust Deed relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance satisfactory to the Trustee (which must include the statements set forth in Section 13.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Trust Deed must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.05 Rules by Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Holders.

Section 13.06 No Personal Liability of Incorporators, Promoters, Directors, Officers, Employees and Stockholders.

No incorporator, promoter, director, officer, employee or stockholder of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes, this Trust Deed or the Trustee Appointment Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under United States federal securities laws.

Section 13.07 Governing Law.

The laws of India will govern and be used to construe this Trust Deed and the Notes.

Section 13.08 Adverse Interpretation of Other Agreements.

This Trust Deed may not be used to interpret any other trust deed, indenture, loan or debt agreement of the Issuer or of any other Person. Any such trust deed, indenture, loan or debt agreement may not be used to interpret this Trust Deed.

Section 13.09 Successors.

All agreements of the Issuer in this Trust Deed and the Notes will bind its successors. All agreements of the Trustee in this Trust Deed will bind its successors.

Section 13.10 Severability.

In case any provision in this Trust Deed or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.11 Counterpart Originals.

The parties may sign any number of copies of this Trust Deed. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of signature pages of this Trust Deed by facsimile or PDF transmission shall constitute effective execution and delivery of this Trust Deed as to the parties hereto and may be used in lieu of the original executed Trust Deed for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.12 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Trust Deed have been inserted for convenience of reference only, are not to be considered a part of this Trust Deed and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.13 [Reserved].

Section 13.14 Submission to Jurisdiction.

The Issuer hereby submits to the non-exclusive jurisdiction of the courts in Delhi in any suit or proceeding arising out of or relating to this Trust Deed or the transactions contemplated hereby. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Trust Deed, the Notes and any of the transactions contemplated hereby or thereby in courts of Delhi and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuer in any other jurisdiction.

To the extent that the Issuer has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Issuer irrevocably waives such immunity in respect of its obligations hereunder or under any Note.

[Signatures on following page]

Dated as of January ______, 2022

ReNew Power Private Limited as Issuer

By:
Name:
Title:

Catalyst Trusteeship Limited as Trustee

By: ___________________________________
Name:
Title:

EXHIBIT A

FORM OF NOTE CERTIFICATE

ReNew Power Private Limited (the “Issuer”)

(Incorporated under the Companies Act, 1956)

Registered office: [●]

Issue of US$ [400,000,000] in aggregate principal amount of [insert number] senior notes in the denomination of US$ [200,000] (the “Notes”), under the authority of the Memorandum and Articles of Association of the Issuer and the resolution passed by the Board of Directors of the Issuer at its meeting held on [●].

These Notes are issued in terms of the trust deed dated the [●] day of 2022 (the “Trust Deed”) entered into between the Issuer and [●] (the “Trustee”) (which expression includes its successor and assigns under the Trust Deed). The Trustee will act as trustee for the holders, for the time being, of the Notes (the “Holders”) in accordance with the provisions of the Trust Deed. The Holders are entitled to the benefit of and are bound by and are deemed to have notice of all the provisions of the Trust Deed. All rights and remedies of the Holders against the Issuer in respect of, arising out of or incidental to the Notes shall be exercisable by the Holders through the Trustee in accordance with the terms of the Trust Deed, unless otherwise provided therein.

Denomination: USD [●]

Aggregate amount: USD [●]

Name(s) of Holder(s): [●]

No. of Notes: [●]

The person(s) named above or the last transferee(s) whose name(s) is/are duly recorded in the memorandum of transfers on the reverse hereof is/are the holder(s) of the aforementioned Notes.

Given on this [●] day of [●] 2022.

ReNew Power Private Limited By:
Name:
Title:

1

DOCPROPERTY "Document Number" A40882354